UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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American Woodmark Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3102 Shawnee Drive
Winchester, Virginia 22601

Notice of Annual Meeting of Shareholders

TO THE SHAREHOLDERS OF
AMERICAN WOODMARK CORPORATION:

The Annual Meeting of Shareholders (“Annual Meeting”) of American Woodmark Corporation (the “Company”) will be held at the Holiday Inn, 333 Front Royal Pike, Winchester, Virginia, on Thursday, August 25, 2016, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect as directors the nine nominees listed in the attached proxy statement to serve a one-year term on the Company’s Board of Directors;
2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2017;
3.	To approve the American Woodmark Corporation 2016 Employee Stock Incentive Plan;
4.	To approve on an advisory basis the Company’s executive compensation; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record of shares of the Company’s common stock at the close of business on June 20, 2016 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Whether or not you plan to attend the Annual Meeting, please mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

M. Scott Culbreth
Secretary

June 29, 2016

AMERICAN WOODMARK CORPORATION
3102 Shawnee Drive
Winchester, Virginia 22601

Proxy Statement
Voting Rights, Procedures and Solicitation

Proxy Solicitation

This Proxy Statement, mailed to shareholders of American Woodmark Corporation (the “Company”) on or about June 29, 2016, is furnished in connection with the solicitation of proxies by the Company’s Board of Directors in the accompanying form for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Holiday Inn, 333 Front Royal Pike, Winchester, Virginia, on Thursday, August 25, 2016, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 2016, is being mailed to you with this Proxy Statement.

In addition to the solicitation of proxies by mail, the Company’s officers and other employees, without additional compensation, may solicit proxies by telephone, facsimile, and personal interview. The Company will bear the cost of all solicitation efforts. The Company also will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the Company’s common stock held as of the record date by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Record Date and Voting Rights

On June 20, 2016, the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting, there were 16,294,171 shares of common stock of the Company outstanding and entitled to vote. Each such share of common stock entitles the owner to one vote on each matter presented.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any shareholder who provides a proxy may revoke such proxy at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary of the Company written notice of revocation which bears a later date than the date of the proxy;
•	duly executing and filing with the Secretary of the Company a later dated proxy relating to the same shares; or
•	attending the Annual Meeting and voting in person.

Votes will be tabulated by one or more inspectors of election. A proxy, if properly executed and not revoked, will be voted as specified by the shareholder. If the shareholder does not specify his or her choice but returns a properly executed proxy card, the shares will be voted as follows:

•	“FOR” the election of the nine nominees for director named herein;
•	“FOR” the ratification of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ended April 30, 2017 ("fiscal 2017");
•	"FOR" the approval of the American Woodmark Corporation 2016 Employee Stock Incentive Plan;
•	“FOR” the approval on an advisory basis of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and

•	In the proxies’ discretion on any other matters properly coming before the Annual Meeting or any adjournment thereof.

A majority of the total outstanding shares of the Company entitled to vote on matters to be considered at the Annual Meeting, represented in person or by proxy, constitutes a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for the remainder of the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

The Company’s bylaws require that, in uncontested elections, each director receive a majority of the votes cast with respect to that director (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Actions on all other matters to come before the meeting will be approved if the votes cast “for” that action exceed the votes cast “against” it. Abstentions and Broker Shares that are not voted on a particular matter are not considered votes cast and, therefore, will have no effect on the outcome of the election of directors or any other matter.

Participants in the American Woodmark Corporation Retirement Savings Plan will receive a proxy packet from the Company’s transfer agent and registrar, Computershare Shareholder Services, enabling them to provide instructions for voting the shares of the Company’s common stock held in their plan accounts. The Newport Group, the plan’s administrator, will determine the number of shares beneficially owned by each participant and communicate that information to the transfer agent. Each participant’s voting instructions must be properly executed and returned in the envelope provided in order for the participant’s shares to be voted. If a participant does not return voting instructions, then the shares held in the participant’s account will not be voted.

ITEM 1 – ELECTION OF DIRECTORS

The Board is currently comprised of ten members, nine of which have been nominated for election by the Company. On May 16, 2016, the Board received notice from Mr. William Brandt that he had declined to seek re-election at the next Annual Meeting. At its May 2016 meeting, the Board approved an amendment to the Company's Bylaws that will become effective immediately prior to the Annual Meeting on August 25, 2016, the date of Mr. Brandt's retirement, which will decrease the number of directors of the Company from ten to nine. Unless otherwise specified, if returned and properly executed, the enclosed proxy will be voted for the nine persons named below to serve until the next Annual Meeting and until their successors are elected and duly qualified. Each of the nominees listed below, is presently a director of the Company and was elected by shareholders at the last Annual Meeting for a term expiring at the upcoming Annual Meeting, with the exception of Mr. David Moon, who was elected by the Board on November 4, 2015.

The Board believes the Company’s directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of its shareholders. When searching for new directors, the Governance Committee considers a candidate’s managerial experience, as well as business judgment, background, integrity, ethics and conflicts of interest. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe it is essential that the Company’s Board members represent diverse viewpoints. The Governance Committee considers issues such as diversity of professional experience, skills, viewpoints and education. In considering candidates for the Board, the Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

Each nominee listed below has consented to serve as a director, and the Company anticipates all of the nominees named below will be able to serve, if elected. If at the time of the Annual Meeting any nominees are unable or unwilling to serve, then shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

If shareholders do not elect a nominee who is serving as a director, Virginia law provides that the director would continue to serve on the Board as a “holdover director.” Under the Company’s bylaws, each incumbent director submits an advance, contingent, irrevocable offer of resignation that the Board may accept if shareholders do not elect the director at the Annual Meeting. In that situation, the Board’s Governance Committee would make a recommendation to the Board about whether to accept or reject the offer of resignation. The Board would act on the Governance Committee’s recommendation within 90 days after the date that the election results were certified and, promptly, would publicly disclose its decision and, if applicable, the rationale for rejecting the offer of resignation.

Information Regarding Nominees

The names and ages of the Company’s nominees, their principal occupations or employment, and other information regarding each nominee are set forth below.

Name	Age	Principal Occupation(s) During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Martha M. Dally	65	Retired from her role as Vice President Customer Development, Sara Lee Corporation (a public company and manufacturer and marketer of consumer products) in 2006. Ms. Dally’s experience with marketing, business development and customer relationships during her 30-year career in the consumer products industry provides the Board with an important perspective on customer issues and opportunities.	1995
Kent B. Guichard	60	Company Chairman from August 2009 to present; Company Chief Executive Officer from August 2007 to August 2015; Company President from August 2007 to August 2014. Mr. Guichard’s 30-year career in industry has been highlighted with leadership roles in finance and operations. Mr. Guichard’s prior experience as the Company’s Chief Executive Officer provides to the Board the Company’s strategic vision and intimate knowledge of its operational performance.	1997
James G. Davis, Jr.	57	President and Chief Executive Officer, James G. Davis Construction Corporation (a private commercial general contractor) from 1979 to present; Director, Provident Bankshares Corporation (a public company and financial institution) from October 2006 to July 2009. Mr. Davis’ career in the construction industry has been highlighted with leadership roles in operations. Mr. Davis’ experience as a chief executive officer of a construction company provides the Board with an important perspective.	2002
Daniel T. Hendrix	61	Chairman and Chief Executive Officer, Interface, Inc. (a public company and manufacturer of industrial carpet products) from October 2011 to present; President and Chief Executive Officer, from July 2001 to October 2011; Director, Interface, Inc. from 1996 to present. Mr. Hendrix’ 30-year career in the building supplies industry has been highlighted with leadership roles in finance and operations. Mr. Hendrix’ experience as a chief executive officer of a publicly traded company in the building supplies industry provides the Board with an important perspective.	2005
Carol B. Moerdyk	66	Retired; Senior Vice President, International, OfficeMax Incorporated (a public company and office products retailer) from August 2004 to September 2007; Director, Libbey, Inc. (a public company and manufacturer of tableware) from 1998 to present. Ms. Moerdyk’s 30-year career in industry has been highlighted with leadership roles in finance and operations. Ms. Moerdyk’s experience as a financial executive enables her to provide the Board with a valuable perspective.	2005

Name	Age	Principal Occupation(s) During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
Andrew B. Cogan	53	President and Chief Executive Officer, Knoll, Inc. (a public company and manufacturer of furnishings, textiles and fine leathers) from May 2016 to present; Chief Executive Officer, Knoll, Inc. from April 2001 to May 2016; Director, Knoll, Inc. from 1996 to present. Director, Interface, Inc. from 2013 to present. Mr. Cogan’s 25-year career in industry has been highlighted with leadership roles in design and marketing. Mr. Cogan’s experience as a chief executive officer of a publicly traded company provides the Board with a valuable perspective.	2009
Vance W. Tang	49
Retired; President and Chief Executive Officer of the U.S. subsidiary of KONE Corporation (a Finnish public company and a leading global provider of elevators and escalators) and Executive Vice President of KONE Corporation from 2007 to 2012; Director, Comfort Systems USA (a publicly traded provider of commercial and industrial heating, ventilation and air conditioning and building automation services) from December 2012 to present. Mr. Tang’s 20-year career in industry has been highlighted with leadership roles in operations. Mr. Tang’s former experience as a chief executive officer in the construction industry provides the Board with a valuable perspective.
			2009
S. Cary Dunston	51
Company Chief Executive Officer and President from August 2015 to present; Company President and Chief Operating Officer from August 2014 to August 2015; Company Executive Vice President and Chief Operating Officer from August 2013 to August 2014; Company Executive Vice President, Operations from September 2012 to August 2013; Company Senior Vice President, Manufacturing and Supply Chain Services from October 2006 to September 2012. Mr. Dunston’s 20-year career in industry has been highlighted with leadership roles in operations. Mr. Dunston’s role as the Company’s Chief Executive Officer will provide the Board with intimate knowledge of the Company’s operational performance.
			2014
David W. Moon	54	Executive Vice President and President and Chief Operating Officer of Lennox International, Inc.'s (a public company and leading global provider of climate control solutions and manufacturer of products for the heating, ventilation, air conditioning and refrigeration markets) Worldwide Refrigeration Segment since August 2006. Mr. Moon's career has been highlighted with leadership roles in operations. Mr. Moon's operations experience with a publicly traded manufacturing company provides the Board with a valuable perspective.	2015

CORPORATE GOVERNANCE

Codes of Business Conduct and Ethics

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company. This code sets forth important Company policies and procedures in conducting the Company’s business in a legal, ethical, and responsible manner. The Code of Business Conduct and Ethics encompasses policies addressing employee conduct, conflicts of interest, insider trading and the protection of confidential information, and requires all employees to respect and obey all applicable laws and regulations when conducting the Company’s business.

Code of Ethics for the Chief Executive Officer and Senior Financial Officers

The Board has also adopted an additional Code of Ethics for the Chief Executive Officer and all Senior Financial Officers, including the Chief Financial Officer, Treasurer, and Controller of the Company. This code sets forth Company policies and procedures for ensuring that disclosures in the Company’s financial reports and documents that the Company files or furnishes to the Securities and Exchange Commission (“SEC”) and in other public communications are full, fair, accurate, timely, and understandable. Additionally, the Chief Executive Officer and Senior Financial Officers are required to report to the Audit Committee any material information that affects financial disclosures, significant deficiencies concerning internal controls, fraud, violations of the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and violations of securities or other laws or rules and regulations applicable to the operation of the business.

Both of these codes can be found on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance. Any amendments to, or waivers from, any code provisions that apply to the Company’s directors or executive officers, including the Company’s Chief Executive Officer and Chief Financial Officer, as well as the Company’s Controller and Treasurer, will be promptly posted on the Corporate Governance page of the Company’s web site. No amendments or waivers were requested or granted during the fiscal year ended April 30, 2016.

Board Structure

The Company’s Board currently consists of ten directors, all of whom are subject to annual shareholder elections to one-year terms of service. Mr. Brandt announced in May 2016 that he would not stand for re-election at the next Annual Meeting. At its May 2016 meeting, the Board approved an amendment to the Company's Bylaws that will become effective on August 25, 2016 immediately prior to the Annual Meeting, the date of Mr. Brandt's retirement, which will decrease the number of directors of the Company from ten to nine. Each of the Company’s independent directors sits on at least one of the three Board committees, which include the Audit Committee, the Compensation Committee and the Governance Committee.

Mr. Guichard stepped down as Chief Executive Officer as of August 26, 2015 but will remain with the Company in the role of non-executive Chairman of the Board. The Board believes that there are a number of important advantages for the Company having the positions of Chairman and Chief Executive Officer held by the same person. The Chief Executive Officer has historically been the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the Chief Executive Officer has historically brought Company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. From time to time, during managed transitions of leadership of the Company, there may be a period where the positions of Chairman and Chief Executive Officer are held by different people.

The Company’s independent directors meet in regularly scheduled executive sessions at each of the Company’s Board meetings, without management present. During fiscal year 2016, the independent directors met four times to discuss certain Board policies, processes and practices, the performance and compensation of the Company’s Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.

Risk Management Oversight

The Board, both directly and through its committees, has an active role in overseeing management of the Company’s risks. The entire Board regularly reviews information concerning the Company’s operations, liquidity and competitive position and personnel, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the Company’s management of its risks relating to the Company’s executive and long-term compensation plans and risks related to employee compensation in general. The Audit

Committee oversees the Company’s management of its risks pertaining to internal controls, adherence to generally accepted accounting principles and financial reporting. The Governance Committee oversees the Company’s management of its risks pertaining to potential conflicts of interest and independence of board members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors of the Company is composed of a majority of directors who are independent directors as defined under the NASDAQ Marketplace Rules. The Board’s Audit and Compensation Committee members also meet additional independence requirements pursuant to the NASDAQ Marketplace Rules and SEC rules.

To be independent under the NASDAQ Marketplace Rules, the Board must determine that a director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ Marketplace Rules specify certain persons who cannot be considered independent. The Board reviews the independence of all directors at least annually.

Based upon this review, the Board affirmatively determined that seven of its ten current directors (and seven of the nine directors proposed for re-election) are independent as defined by the NASDAQ Marketplace Rules. The independent directors are: Mr. Cogan, Ms. Dally, Mr. Davis, Mr. Hendrix, Ms. Moerdyk, Mr. Moon, and Mr. Tang, each of whom is standing for re-election at the Annual Meeting. In addition, all of the members of the Audit Committee, the Compensation Committee, and the Governance Committee are independent. The members of the Audit and Compensation Committees also meet the additional independence requirements applicable to them under the NASDAQ Marketplace Rules and SEC rules.

Communicating Concerns to the Board of Directors

The Audit Committee and the independent non-management directors have established procedures to enable any shareholder or employee who has a concern about the Company’s conduct or policies, or any employee who has a concern about the Company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, to the independent directors, or to the Audit Committee. Such communications may be confidential or anonymous. Such communications may be submitted in writing by sending a letter to:

Audit Committee
c/o Manager, Internal Audit
American Woodmark Corporation
P.O. Box 2252
Winchester, Virginia 22604

The Company’s Manager, Internal Audit reviews all such written correspondence and forwards to the Audit Committee a summary of all correspondence received. The Audit Committee will review this information and determine a course of action as appropriate based on the information received.

The Audit Committee reviews and regularly provides the Board of Directors with a summary of all communications received from shareholders and employees and the actions taken or recommended to be taken if an action requires approval of the full Board as a result of such communications. Directors may, at any time, review a log of all correspondence received by the Company which is addressed to the Board, members of the Board or the Audit Committee and may request copies of any such correspondence.

Board of Directors and Committees

The Company’s Board of Directors presently consists of ten directors. The Board held four meetings during the fiscal year ended April 30, 2016. All of the directors attended at least 75% of the total number of Board meetings and meetings of all committees of the Board held during periods when they were members of the Board or such committees. The Board of Directors believes that attendance at the Company’s Annual Meeting demonstrates a commitment to the Company, responsibility and accountability to the shareholders, and support of management and employees. Therefore, it is a policy of the Board that all members attend the Annual Meeting of Shareholders. All members of the Board attended last year’s Annual Meeting.

The Company’s bylaws specifically allow for the Board to create one or more committees and to appoint members of the Board to serve on them. Under such authority, the Board created the Audit Committee, the Compensation Committee, and the Governance Committee and appointed individuals from among its independent members to serve on these three committees. Each committee operates under a written charter adopted by the Board, as amended from time to time. On an annual basis, each committee reviews and reassesses the adequacy of its committee charter. The Audit Committee is scheduled to meet at least quarterly and the Compensation and Governance Committees meet as required, typically two to three times per year. The committees may hold special meetings as necessary. These committees report regularly to the Board of Directors with respect to their fulfillment of the responsibilities and duties outlined in their respective charters. These charters can be found on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

Audit Committee

The Audit Committee consists of Mr. Cogan, who chairs the Committee, Mr. Davis, Ms. Moerdyk, and Mr. Moon. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules and SEC rules. The Board of Directors has determined that all of the current members of the Audit Committee are “audit committee financial experts” as defined under SEC rules.

Purpose and Duties. The Audit Committee provides oversight for the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the Company’s independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm, and the adequacy and competency of the Company’s finance and accounting staff.

The Audit Committee’s duties include but are not limited to: (1) selecting and overseeing the performance of the Company’s independent registered public accounting firm, (2) reviewing the scope of the audits to be conducted by them, as well as the results of their audits, (3) overseeing the Company’s financial reporting activities, including the Company’s financial statements included in the Company’s Annual Report on Form 10-K, and the accounting standards and principles that are followed, (4) approving audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm, (5) reviewing the organization and scope of the Company’s internal audit function and internal controls, (6) reviewing and approving or ratifying transactions with related persons required to be disclosed under SEC rules, and (7) conducting other reviews relating to compliance by employees with Company policies and applicable laws.

The Audit Committee met six times during fiscal year 2016. The Audit Committee is governed by a written charter approved by the Board of Directors, which can be viewed on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance. The Report of the Audit Committee is found beginning on page 34.

Compensation Committee

The Compensation Committee is composed of Mr. Tang, who chairs the Committee, Ms. Dally and Mr. Hendrix. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules and SEC rules.

Purpose and Duties. The Compensation Committee is primarily concerned with designing and managing competitive compensation programs to facilitate the attraction and retention of talented senior executives and directors. The activities of the Compensation Committee include reviewing, evaluating, and approving senior executive compensation plans and evaluating and recommending director compensation plans for approval by the

Board. The Compensation Committee also provides oversight for all of the Company’s employee benefit plans. The Compensation Committee delegates certain aspects of implementation and day-to-day management of compensation administration to officers of the Company.

The Compensation Committee’s duties include but are not limited to: (1) reviewing, evaluating, and approving corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executive officers’ compensation, (2) evaluating the Chief Executive Officer’s and other senior executive officers’ performance in light of those goals and objectives, (3) determining and approving the Chief Executive Officer’s and other senior executive officers’ compensation levels based on this evaluation, and (4) overseeing the compensation and benefit plans, policies, and programs of the Company.

The Compensation Committee determines the Chief Executive Officer’s compensation after reviewing his performance with the independent directors of the Board and without members of management being present, and shares this information with the full Board. The Compensation Committee determines the compensation of the other senior executives after considering the recommendation from the Chief Executive Officer. The Compensation Committee does not delegate its authority with regard to executive compensation decisions.

The Compensation Committee administers and approves awards under the Second Amended and Restated 2004 Stock Incentive Plan for Employees, as amended, and the Company’s 2015 Non-Employee Directors Restricted Stock Unit Plan.

The Compensation Committee met four times during fiscal year 2016. The Compensation Committee’s charter can be viewed on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance. Additional information on the Company’s philosophy and policies pertaining to executive compensation are addressed in the Compensation Discussion and Analysis beginning on page 9. The Report of the Compensation Committee can be found beginning on page 28.

Governance Committee

The Governance Committee is composed of Mr. Davis, who chairs the Committee, Ms. Moerdyk and Ms. Dally. All members have been determined by the Board of Directors to be “independent” as defined under the NASDAQ Marketplace Rules.

Purpose and Duties. The Governance Committee is responsible for identifying and recommending to the Board new director nominees for the Board, recommending directors for appointment to committees and chairs, and ensuring that the size, composition, and practices of the Board best serve the Company and its shareholders. From time to time, the Committee may engage an independent firm to assist in identifying potential candidates.

In evaluating candidates for election to the Board, the Governance Committee will assess the candidate’s character and professional ethics, judgment, business experience, independence, understanding of the Company’s or other related industries, and other factors deemed pertinent in light of the current needs of the Board. Specific qualities and skills established by the Committee for directors, which are included in the Governance Committee charter, include:

•	each candidate will be recommended without regard to gender, race, age, religion or national origin;
•	each candidate must be an individual that has consistently demonstrated the highest character and integrity;
•	each candidate must have demonstrated professional and managerial proficiency, an openness to new and unfamiliar experiences and the ability to work in a team environment;
•	each candidate must be free of any conflicts of interest which would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	each candidate should possess substantial and significant experience which would be of particular relevance to the Company and its shareholders in the performance of the duties of a director; and

•	each candidate must demonstrate commitment to the responsibilities of being a director, including the investment of the time, energy and focus required to carry out the duties of a director.

The Governance Committee’s responsibilities also include, but are not limited to: (1) regularly assessing the effectiveness of the Board; (2) annually reviewing the performance of each director; (3) determining whether any director conflicts of interest exist; (4) reviewing any director related party transactions; and (5) periodically reviewing the Company’s corporate governance policies. The Governance Committee met three times during fiscal year 2016. The Governance Committee’s charter can be viewed on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

Procedures for Shareholder Nominations of Directors

The Governance Committee will consider a director nominated by a shareholder of record for the fiscal year 2017 Annual Meeting if the nomination is submitted in writing to the Secretary of the Company in accordance with the Company’s bylaws and is received in the Company’s principal executive offices on or before April 27, 2017. The nomination must include the name and address of the director nominee and a description of the director nominee’s qualifications for serving as a director and the following information:

•	the name and address of the shareholder making the nomination;
•
a representation that the shareholder is a record holder of the Company’s common stock entitled to vote at the meeting and, if necessary, would appear in person or by proxy at the meeting to nominate the person or persons specified in the nomination;

•
a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•
such other information regarding the director nominee as would be required to be included in a proxy statement filed under the proxy rules of the SEC, if the director nominee were to be nominated by the Board of Directors;

•	information regarding the director nominee’s independence as defined by applicable NASDAQ listing standards; and
•	the consent of the director nominee to serve as a director of the Company if nominated and elected.

The Governance Committee may subsequently request additional information regarding the director nominee or the shareholder making the nomination. Nominations by shareholders made in accordance with these procedures will receive due consideration by the Governance Committee. However, the Chair of the Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with these procedures. The Governance Committee also considers director nominees recommended by current members of the Board of Directors and members of management. From time to time, the Governance Committee may engage an independent firm to assist in identifying potential director nominees. The Governance Committee evaluates all director nominees in the same manner regardless of the source of the recommendation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s Compensation Program Goal

The goal of the Company’s compensation program, as administered by the Compensation Committee, is to facilitate the creation of long-term value for its shareholders by attracting, motivating, and retaining qualified senior management. To this end, the Company has designed and administered the Company’s compensation program to appropriately reward its executives for sustained financial and operating performance, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and productive careers. To achieve alignment with shareholder interests, the Company’s compensation program provides significant, but appropriate, rewards for outstanding performance, as well as clear financial consequences for underperformance. The majority of the Company’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon Company performance. While a significant portion of compensation may fluctuate with annual results, the total program is structured to emphasize long-term performance and sustained growth in shareholder value.

Key Considerations in Setting Pay

The following is a summary of the key considerations affecting the determination of compensation by the Compensation Committee for the Company’s named executive officers. The Company’s named executive officers ("NEO's") for fiscal year 2016 were:

•	Mr. Dunston, President and Chief Executive Officer;

•	Mr. Guichard, Chairman of the Board*;

•	Mr. M. Scott Culbreth, Senior Vice President and Chief Financial Officer;

•	Mr. R. Perry Campbell, Senior Vice President Sales and Marketing;

•	Mr. Robert J. Adams, Jr., Senior Vice President Value Stream Operations; and

•	Mr. Bradley S. Boyer, Former Senior Vice President, Remodeling Sales and Marketing**.

*Mr. Guichard served as our Chief Executive Officer until August 26, 2015.
**Mr. Boyer resigned effective October 2, 2015.

Leadership Transition. During fiscal 2016 the Company underwent a transition in its leadership. Mr. Dunston assumed the role of Chief Executive Officer on August 26, 2015 from Mr. Guichard, who remained with the Company as an employee and as Chairman of the Board. In connection with the transition plan, Messrs. Dunston and Adams each entered into new employment agreements with the Company and Mr. Guichard and the Company entered into a Letter of Understanding (the "Letter"), the terms of which are described below.

Performance-based Compensation. Every employee in the Company has an opportunity to earn an annual bonus, most of which is based upon the Company’s attainment of goals related to its operating profitability and other operational performance goals. The majority of the targeted total compensation for the Company’s named executive officers is performance-based to achieve alignment with shareholder interests. Bonuses are only payable to named executive officers if the Company earns an operating profit in excess of specified threshold levels during its fiscal year. The Company strives to establish challenging Company-wide targets that are appropriate given the expected level of performance given current and anticipated market conditions.

Balance of Future Pay Opportunity versus Current Pay Opportunity. The Compensation Committee strives to provide an optimal balance between current and long-term compensation and cash versus equity compensation for the Company’s executive officers. Current compensation is paid in cash in the form of a base salary and an annual bonus, primarily as a reward for recent performance, while long-term compensation is equity-based, to encourage the Company’s executive officers to deliver excellent results over a longer period of time and to serve as a retention tool. The Compensation Committee has targeted the mix of performance-based compensation for the Company’s senior executive officers to be an equal amount of current year bonus and long-term compensation.

Providing shareholders with an appropriate level of return on their investment is an important objective of the Company, the Board, and the Compensation Committee. As a result, performance that rewards the Company’s shareholders factors prominently in the Compensation Committee’s decisions about the type and amount of long-term compensation paid to the Company’s executive officers.

Discretionary Nature of Compensation Programs. The Compensation Committee does not use fixed formulas in determining the amount and mix of compensation to be paid to the Company’s executives. The Compensation Committee believes that using only quantitative performance measures would not create the appropriate balance of incentives to build long-term shareholder value. The Compensation Committee uses a broad range of quantitative and qualitative factors to determine compensation. Quantitative factors are determined annually based upon the Company’s overall goals and objectives. In general, qualitative factors include the executives’ ability to build the organization and to lead the Company’s attainment of its "CITE" principles of customer satisfaction, integrity, teamwork and excellence. Additional qualitative factors considered by the Compensation Committee include the executives’ contribution to achieving the Company’s overall vision, the evaluation of the executives’ performance against their stated objectives, their experience, skill sets and the breadth and scope of their responsibilities.

Significance of Company Results. The Compensation Committee believes that the named executive officers’ contributions to the Company’s overall performance are more important than their individual performance. Accordingly, all of the annual bonus opportunity for Messrs. Dunston, Culbreth, Campbell, and Adams is dependent upon the Company’s performance in relation to its operating profitability goals. Messrs. Guichard (due to his new role as non-executive Chairman of the Board) and Boyer (due to his resignation of employment before the end of the year) were not eligible for annual bonuses during fiscal year 2016.

Consideration of Compensation Risk. The Company’s compensation programs are discretionary, balanced and focused on the long-term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk in the short term. The elements of the Company’s variable compensation program are balanced among current cash payments and longer-term equity awards. The Company uses a balanced mix of quantitative and qualitative performance measures to assess achievement for its performance-based restricted stock unit awards to avoid placing excessive weight on a single performance measure. The Company has also adopted stock ownership guidelines under which its named executive officers are expected to hold a significant amount of Company stock on an ongoing basis, which the Compensation Committee believes helps mitigate compensation-related risk by focusing the officers’ attention and efforts on the long-term stock performance of the Company.

Use of Compensation Consultants and Peer Group Data. The Company, at the direction of the Compensation Committee, retains an independent compensation consultant every three to four years to assist the Compensation Committee by collecting compensation data regarding peer group companies, which is used by the Compensation Committee in reviewing and establishing executive compensation guidelines. The Compensation Committee considers this data, among other factors, when it determines the components and amounts of total compensation that are appropriate for the Company’s named executive officers. In its most recent compensation review in 2015, the Company retained Pearl Meyer & Partners ("Pearl Meyer") to evaluate the competitiveness of the Company’s executive compensation program, the alignment of executive compensation and Company performance and update the Company’s Competitive Peer Group for use in the evaluation of the Company’s compensation practices. Pearl Meyer performs no other services for the Company other than those described in this section. The Compensation Committee has examined Pearl Meyer’s relationship with the Compensation Committee members, the Company and the Company’s management and has determined that Pearl Meyer’s work has not raised any conflict of interest.

The Company’s Competitive Peer Group was updated at the recommendation of Pearl Meyer and consists primarily of similar-sized companies in the furniture and building products industries that may compete with the Company for executive talent and which investors may consider as investment alternatives to the Company. For purposes of Pearl Meyer’s 2015 analysis, the Company’s Competitive Peer Group included: Bassett Furniture Industries, Inc., Builders FirstSource, Inc., The Dixie Group Inc., Ethan Allen Interiors Inc., Flexsteel Industries, Inc., Gibraltar Industries, Inc., Kimball International, Inc., La-Z-Boy Incorporated, OMNOVA Solutions Inc., Patrick Industries, Inc., Select Comfort Corporation, Simpson Manufacturing Co., Inc., Trex Company, Inc., Herman Miller, Inc., Masonite International Corporation, Ply Gem Holdings, Inc., Libbey Inc., and Continental Building Products, Inc.

In its 2015 update, Pearl Meyer evaluated the competitiveness of compensation programs using proxy information from the companies included as part of the Company’s Competitive Peer Group, and also considered data compiled from published surveys of executive compensation for other comparably-sized companies within the durable goods manufacturing sector. Pearl Meyer’s findings were that both the Company’s targeted annual cash compensation and long-term compensation levels fell within a range between the 25th percentile to the 50th percentile of median market compensation for the companies included as part of the Company’s Competitive Peer Group and for comparably-sized companies in comparable industries. These findings were consistent with the Compensation Committee’s compensation objective.

Results of 2015 Say on Pay Vote. At the Company’s Annual Meeting of Shareholders held on August 26, 2015, 99.3% of votes cast by its shareholders (excluding abstentions and broker non-votes) approved on an advisory basis the Company’s executive compensation program as disclosed in its 2015 proxy statement. The Compensation Committee considered the results of the 2015 say-on-pay vote in formulating the Company’s executive compensation program for fiscal year 2016 and, in light of the overwhelming support that the 2015 say-on-pay proposal received, did not make any specific changes to the fiscal year 2016 executive compensation program in response to the vote.

Stock Ownership Guidelines. The Company has adopted guidelines for stock ownership by its named executive officers. The Company determines the amount of Company stock its named executive officers holds by including all shares of stock owned outright by the individual as well as earned but unvested restricted stock units ("RSUs"), but not unexercised stock options, so that a minimum ownership of Company stock is achieved. For Mr. Dunston, the stock ownership guideline is equivalent to three times his base salary, and for Messrs. Culbreth, Campbell, and Adams, the stock ownership guideline is equivalent to their respective base salaries.  All NEO’s meet the ownership guideline established by the Company.

Elements of Compensation

The compensation program for executive officers for fiscal year 2016 consisted of the following elements:

Elements available to substantially all salaried employees:

•	base salary;
•	annual performance-based cash bonus;
•	annual employee profit sharing; and
•	retirement and health and welfare benefits.

Elements available to the Company’s key managers and selected employees:

•	long-term incentive awards in the form of restricted stock units.

Elements available only to named executive officers:

•	long-term incentive awards in the form of stock options; and
•	other benefits.

These compensation elements are described below:

Base Salary. Base salary is intended to compensate the Company’s executives for:

•	the scope of their responsibilities;
•	the complexity of the tasks associated with their position within the Company;
•	their skill set; and
•	their performance.

Base salaries for all executives have been competitively established based on salaries paid for like positions in comparably-sized companies in similar industries. The companies used for comparison of base salaries may include additional companies from those used in the Company’s Competitive Peer Group where other competitive factors or local market conditions warrant. These salaries are obtained by management periodically and reviewed by the Compensation Committee to assure continued competitiveness and are adjusted when necessary. Based upon national surveys available to the Compensation Committee and information provided by Pearl Meyer in 2015, the Compensation Committee believes executive management, both individually and as a group, have targeted annual base salaries of approximately the average market rate for comparably-sized companies.

While other named executive officers received a salary increase ranging from approximately 5-8% during fiscal year 2016, Mr. Dunston’s base salary for fiscal year 2016 was increased by approximately 22%, from $450,000 to $550,000, in recognition of his promotion to President and Chief Executive Officer and his expanded responsibilities in that new role. Mr. Campbell's base salary for fiscal year 2016 was increased by 10%, from $277,652 to $305,417, in recognition of his promotion to Senior Vice President of Sales and Marketing and his expanded responsibilities in that new role. Mr. Adams' base salary for fiscal year 2016 was increased by 10%, from $231,001 to $254,101, in recognition of his promotion to Senior Vice President of Value Stream Operations and his expanded responsibilities in that new role. In connection with his transition from Chief Executive Officer and pursuant to the terms of his Letter, Mr. Guichard's annual base salary was reduced to $200,000 per year.

Annual Cash Bonus. Annual cash bonus incentive awards are provided as an incentive to executives to achieve the Company’s annual financial goals, and reflect the Compensation Committee’s belief that a significant portion of the annual compensation of senior executives and other key employees should be contingent upon the financial performance of the Company. Annual bonus levels are established as a percentage of base salary. Jobs with greater spans of control and impact upon the Company’s results have higher bonus percentages. For fiscal year 2016, Mr. Dunston was eligible for a maximum potential bonus opportunity equal to 150% of his base salary; and Messrs. Culbreth, Campbell, and Adams were eligible for a maximum potential bonus opportunity equal to 100% of their respective base salaries. Messrs. Guichard and Boyer were not eligible for a bonus during fiscal year 2016.

Named executive officers have one component to their annual bonus that is tied to the Company’s performance for the fiscal year. Other employees have two components to their annual bonus: one component that is tied to the Company’s performance for the fiscal year, and one component that is tied to individual performance. For fiscal year 2016, operating income was utilized to measure Company performance for nearly every employee in the Company, due to its ease of understanding as a simple, consistent and important indicator of the Company’s annual performance. Individual performance is assessed by each employee’s manager based on agreed-upon goals established at the onset of the fiscal year. No portion of an employee’s individual goal bonus is paid unless the Company achieves operating profitability.

All of the annual cash bonus opportunity for Messrs. Dunston, Culbreth, Campbell, and Adams during fiscal year 2016 was dependent upon the Company’s performance with respect to its operating income performance measure.

Company Goals. On an annual basis, the Compensation Committee establishes bonus goals for Company performance based upon a variety of factors including progress achieved towards critical elements of the Company’s long-term strategy, prior year performance, and the external economic environment. As a result, Company-wide performance targets vary from fiscal year to fiscal year. The annual performance goals for each of the fiscal years listed below represented the expected range across the following three levels of performance:

•	“Threshold” representing the minimum level of achievement in order to qualify for payment;
•	“Target” representing performance consistent with demanding expectations to qualify for a payout of 60% of the maximum; and
•	“Superior” representing outstanding performance against demanding expectations to achieve 100% of the maximum.

Company performance falling between each performance level results in an interpolated percentage payout based upon a predetermined scale. No annual bonuses are paid if the Company’s performance is below the predetermined operating profitability threshold.

Company performance targets are set sufficiently high to require excellent performance. In the last ten years, the Company has achieved superior performance one time, and achieved target performance two times.

Annual performance goals for Company performance at the threshold, target and superior performance levels for fiscal year 2016, as well as the actual operating income achieved, are presented in the table below.

(dollar amounts in millions)	Operating Income
	Goals			Actual
Fiscal Year	Threshold	Target	Superior
2016	$51.3	$64.0	$70.4	$93.2

The Company’s actual performance for fiscal year 2016 exceeded its superior operating income goal. This performance resulted in a Company performance percentage based upon the predetermined bonus scale of 100.0% of the maximum. Accordingly, Mr. Dunston earned an annual bonus of 150% (100% of 150%) of his year-end base salary, and Messrs. Culbreth, Campbell, and Adams each earned an annual bonus of 100% (100% of 100%) of their respective year-end base salaries.

Long-Term Incentive Awards. The Compensation Committee has established long-term incentive awards for the Company’s executives and key managers with the objective of advancing the longer-term interests of the Company and its shareholders by directly aligning executive compensation with increases in the Company’s stock price. These awards complement cash incentives tied to annual performance by providing incentives for executives to increase shareholder value over time. The Company’s long-term incentive compensation program utilizes two types of awards: RSUs and stock options. Both stock options and RSUs are intended to focus the attention of executives on the achievement of the Company’s long-term performance objectives, to align executive management’s interests with those of shareholders, and to facilitate executives’ accumulation of sustained ownership of Company stock.

Consistent with previous years, the Company awarded its long-term incentive awards to its executives following its annual earnings release in June, and all stock options issued included a strike price equal to the closing price of the Company’s stock on the third business day following this earnings release. All long-term incentive awards were approved by the Compensation Committee.

In line with recommendations from Pearl Meyer, the Company’s named executive officers are targeted to receive long-term incentive awards valued at approximately 150% of base salary for Mr. Dunston and 100% for Messrs. Culbreth, Campbell, Boyer and Adams. The value of RSU awards was approximately two-thirds of the total value of the long-term grants made to the named executive officers. Pursuant to the terms of his Letter, Mr. Guichard is not eligible for any long-term incentive awards for fiscal 2016 or subsequent years.

Stock Options. Non-statutory stock options were granted to certain senior executives of the Company (including Messrs. Dunston, Culbreth, Campbell, Boyer and Adams) on the third business day after the Company’s announcement of its annual results in June 2015. All stock options have exercise prices equal to the closing price of the Company’s stock upon the date of grant, have ten-year lives and vest ratably over the initial three years of the grant. Stock options only result in value realized by the Company’s employees to the extent that the price of Company stock on the date of exercise exceeds the strike price, and thus are an effective compensation element only if the stock price grows over the term of the award. The Compensation Committee believes that stock options are a motivational tool for the Company’s senior executives, and also serve as a retention incentive. The Company has never backdated or re-priced its stock option grants. Mr. Boyer forfeited all of this fiscal 2016 stock options in connection with his termination of employment in October 2015.

Restricted Stock Units. The RSUs granted during fiscal year 2016 to Messrs. Dunston, Culbreth, Campbell, Boyer and Adams include RSUs that vest upon the satisfaction of both service and performance criteria. The performance-based RSUs comprised 75% of the total RSUs awarded, while RSUs vesting upon meeting a three-year service criterion comprised 25% of the RSUs awarded. Subject to satisfying the associated vesting conditions, each RSU represents the right to receive one share of the Company’s common stock. The Compensation Committee believes that the RSU grants provide a form of long-term compensation that aids retention, encourages long-term value creation and aligns financial interests with the Company’s shareholders, while entailing a lower number of Company shares to be issued to employees than stock options and therefore entailing less dilution.

In order to receive the shares of Company stock corresponding to the RSU award, the award recipients must remain continuously employed with the Company through the three-year anniversary date of the RSU grant. Employees who terminate employment with the Company for any reason other than death, disability or retirement completely forfeit their awards unless the Committee, in its discretion within its authority under the stock incentive plan, determines that vesting of a pro-rata portion of the award is in the best interest of the Company. If the employee terminates employment due to his or her death, disability or retirement, a pro-rata portion of the earned RSUs will vest based upon the executive’s service from the grant date to the termination date. If the employee terminates employment for any reason, including death, disability or retirement, prior to the end of the applicable performance period with respect to performance-based RSUs, the performance-based RSUs are forfeited in their entirety. The vesting of the RSU awards is accelerated and the earned RSUs are paid in full if a change in control occurs and, either the named executive officer is involuntarily terminated without cause or the named executive officer terminates employment with the Company for good reason prior to the end of the three-year service period. If the change in control occurs prior to the end of the applicable performance period with respect to performance-based RSUs, all of the performance-based RSUs are treated as earned.

The Company-wide performance criteria upon which the performance-based RSU awards are based are established annually by the Compensation Committee. For the performance-based RSU grants awarded in June 2015, the Compensation Committee determined the Company-wide performance period as the fiscal year in which the grant was awarded. The Compensation Committee determined three groups of Company-wide performance goals for fiscal year 2016, including income statement achievement (40% weighting), balance sheet and cash flow achievement (40% weighting) and organizational development (20% weighting). Specific criteria and the Company’s performance against these criteria were as follows:

(dollar amounts in millions)	Goals			Actual
	Threshold	Target	Superior	Performance
Income Statement Achievement
Net Sales	$822.6	$914.0	$959.7	$947.0
Gross Margin	$152.3	$174.1	$185.6	$199.7
Gross Margin %	18.5%	19.1%	19.3%	21.1%
Operating Expenses %	12.3%	12.1%	12.0%	11.3%
Operating Income	$51.3	$64.0	$70.4	$93.2
Balance Sheet and Cash Flow Achievement
Operating Cash Flow	$50.0	$58.3	$62.0	$71.8
Free Cash Flow*	$3.6	$6.9	$10.6	$31.0
Debt to Capital Ratio	8.6%	7.9%	7.7%	7.4%
Accounts Receivable Turnover	16.8	18.3	18.8	18.6
Inventory Turnover	19.0	20.3	20.7	19.8

*Defined as operating cash flow less cash used for investing activities.

The Compensation Committee assessed the Company’s overall achievement of its Income Statement goals to be 97.8% and of its Balance Sheet and Cash Flow goals to be 84.3%. In addition to the Income Statement and Balance Sheet and Cash Flow goals, Company-wide performance was also assessed based upon a total of five organizational development goals (weighted 20% in total), including (i) employee turnover, (ii) employee retention, (iii) compliance with training goals, (iv) succession planning, and (v) cultural development. The Compensation Committee assessed the Company’s achievements of these organizational goals at attainment of 88.0%.

The Compensation Committee assessed the Company’s achievement against overall performance goals in May 2016 to be 90.4%. Based upon the Compensation Committee’s performance assessment, if Messrs. Dunston, Culbreth, Campbell and Adams remain continuously employed by the Company through June 2018, they will vest in and receive 92.8% of their total RSU award, as calculated below:

	Performance Attainment		Weighting Factor		Weighted Performance
Income Statement Goals	97.8%	X	40%	=	39.1%
Balance Sheet and Cash Flow Goals	84.3%	X	40%	=	33.7%
Organizational Goals	88.0%	X	20%	=	17.6%
Total Performance					90.4%

Potential Earned and Vested Performance-Based RSUs	90.4%	X	75%	=	67.8%
Potential Vested Service-Based RSUs	N/A				25.0%
Total Potential Vested Portion of RSU Award					92.8%

During fiscal year 2016, Mr. Dunston was awarded 10,900 RSUs, Mr. Culbreth was awarded 3,500 RSUs, Mr. Campbell was awarded 3,500 RSUs, Mr. Boyer was awarded 3,700 RSUs and Mr. Adams was awarded 2,900 RSUs. Mr. Guichard did not receive an award in fiscal year 2016. In connection with his resignation of employment in October 2015, Mr. Boyer received pro-rata vesting of 100 shares of the RSUs awarded in fiscal year 2016 and forfeited his remaining fiscal 2016 RSU award. If each of the remaining named executive officers remains in the Company’s continuous employ through the three-year anniversary of the RSU grant in June 2018, the number of shares of the Company’s stock that each can expect to receive is as follows: Mr. Dunston, 10,116 shares (10,900 multiplied by 92.8%); Mr. Culbreth 3,248 shares (3,500 multiplied by 92.8%); Mr. Campbell 3,248 shares (3,500 shares multiplied by 92.8%); and Mr. Adams 2,692 shares (2,900 shares multiplied by 92.8%).

Pension and Savings Plans

The Company maintains a non-contributory, funded and tax-qualified defined benefit pension plan (the “Salaried Pension Plan”), which was frozen effective April 30, 2012. The Salaried Pension Plan covers many of the Company’s employees hired prior to April 30, 2012, including certain of the named executive officers, who are compensated on the basis of a salary and/or a commission, and who meet certain age and service requirements. Funding is determined on an actuarial basis. Benefits are based on 1.25% of a participant’s average cash compensation, including bonuses, for the five calendar years in the ten calendar years prior to the earlier of the participant’s retirement or the freeze date, that produce the highest average compensation, multiplied by the participant’s years of credited service through the earlier of retirement or the freeze date. The annual earnings taken into account in this formula may not exceed an IRS-prescribed limit applicable to tax-qualified plans. The Salaried Pension Plan is a continuation of a pension plan that was in effect for employees of the Company who were employed by the Company when it was owned by Boise Cascade Corporation prior to 1980.

Substantially all employees, including the named executive officers, also participate in the Company’s Investment Savings Stock Ownership Plan. This plan has a profit-sharing component and a 401(k) component. The Company makes profit-sharing contributions, whereby (for fiscal year 2016) 5% of the Company’s net income is contributed and divided equally among employee 401(k) accounts in the form of Company stock. In addition, all employees may contribute up to 100% of their pay to 401(k) accounts on a pre-tax basis. For fiscal year 2016, the Company provided matching contributions in cash equal to 100% of each employee's 401(k) contributions up to the first 4% of the employee's annual compensation. This is a tax-qualified plan and is subject to IRS compensation and other limitations. Company contributions to these plans to the named executive officers for fiscal year 2016 are included in the All Other Compensation column in the Summary Compensation Table.

Because the Internal Revenue Code of 1986, as amended (the “Code”), limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Company’s Salaried Pension Plan, the Company established a non-tax qualified, non-contributory defined contribution plan (the “Pension Restoration Plan”, or “PRP”) to allow the Company to provide benefits that would restore the level of Company benefits provided to approximately the levels they would have attained had the Code limit not been established. For fiscal year 2016, the PRP participants consisted of Messrs. Guichard, Dunston and Boyer. Each participant has an account under the PRP to which the Compensation Committee may, in its discretion, approve Company contributions. The obligation of the Company to make payments under the PRP is an unsecured promise and any property of the Company set aside for the payment of benefits remains subject to the claims of creditors in the unlikely event of the Company’s insolvency until such benefits are distributed to the Plan participants under the provisions of the PRP. There were no Company contributions to the PRP during fiscal year 2016 for any of the NEOs. The Company will not make future contributions to the PRP while its pension plans are frozen.

Other Benefits

All of the NEO’s are eligible to purchase the Company’s products at a discounted price, however, none participated in fiscal 2016.

The Company places a priority on enabling its employees to take advantage of preventive health care. To this end, the Company offers subsidized medical benefits to substantially all of its employees, as well as the ability to take advantage of annual physical exams at low or no cost. The NEOs are eligible to receive more extensive annual medical exams from a nationally recognized medical clinic at no cost to them.

Severance and Change in Control Agreements

Each of the named executive officers other than Mr. Guichard has entered into an employment agreement with the Company that provides for severance benefits under certain termination scenarios, including termination in connection with a change in control. The Company believes these agreements are necessary in order to ensure the continuity of management and to allow executive officers to focus on serving the Company in a change in control situation without the distraction of concern for their employment. These agreements generally provide for severance benefits in the event of involuntary termination of employment without cause at any time during the term of the agreement, and certain enhanced benefits for termination without cause or termination by the executive for good reason within a certain period following a change of control. No payments are made if employment is terminated due to death, disability or cause. Each of these agreements provides that any unvested stock awards shall become fully vested in connection with a change in control of the Company only upon the occurrence of both a change in control and either involuntary termination of employment without cause or termination by the executive for good reason in connection with a change of control.

In developing the parameters for these agreements, the Compensation Committee utilized an independent compensation consultant and an analysis of peer companies. The Compensation Committee established these agreements with a goal of providing terms that are representative of the competitive market for like positions. Mr. Dunston's employment agreement includes a longer severance period and a greater bonus payment percentage due to the greater span of control, accountability and ability to impact the Company’s performance inherent in Mr. Dunston's role as Chief Executive Officer.

The Company does not provide tax gross-ups to its named executive officers for any Section 280G taxes resulting from a change in control. In lieu of receiving a tax gross-up, any golden parachute payments to these named executive officers will be reduced until the excise tax no longer applies (unless the named executive officer would be in a better net after-tax position after paying the excise tax, in which case the payments would not be reduced, but the named executive officer still would not receive any gross-up).

Pursuant to the terms of his Letter, if Mr. Guichard's employment is terminated by the Company without cause during the term of the Letter (which expires on January 31, 2018), Mr. Guichard will be entitled to receive severance benefits equal to his remaining annual base salary and reimbursement of his COBRA premiums for the remainder of the term.

Each NEO's employment agreement, as well as Mr. Guichard's Letter, also contains restrictive covenants which specify confidentiality, non-solicitation, and non-competition with the Company in the event of termination. Further information regarding the terms and conditions of these agreements is found beginning on page 24, under the heading “Employment Agreements and Post-Employment Compensation Agreements.”

Deductible Compensation of Executive Officers

The Company is subject to Section 162(m) of the Code, which imposes a $1.0 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to the Chief Executive Officer and the next three most highly compensated officers of the Company (excluding the CFO). Performance-based compensation that meets certain requirements is not subject to the deduction limit. The Company’s intent generally is to design and administer executive compensation programs in a manner that will preserve its flexibility and recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible under Section 162(m).

Summary Compensation Table

The following table sets forth for fiscal years 2016, 2015, and 2014 the compensation for the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s three other executive officers (each a “named executive officer” and collectively, the “named executive officers”). The Company did not have any other named executive officers during fiscal year 2016.

	Fiscal			Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation
Name & Principal Position	Year	Salary	Bonus	1	2	3	4	5	Total

S. Cary Dunston	2016	$532,836	$0	$577,725	$252,870	$825,000	$6,973	$17,075	$2,212,479
President and	2015	436,362	0	242,352	132,334	290,520	25,199	16,268	1,143,035
Chief Executive Officer	2014	396,218	0	228,964	151,779	316,520	0	11,193	1,104,674

Kent B. Guichard	2016	405,194	0	0	0	0	28,755	9,776	443,725
Chairman of the Board	2015	691,554	0	499,245	272,996	564,900	98,517	23,947	2,151,159
	2014	666,735	0	602,536	400,406	651,375	0	18,007	2,339,059

M. Scott Culbreth	2016	292,257	0	185,493	81,811	289,224	0	15,673	864,458
Senior Vice President and	2015	265,232	0	128,447	70,331	144,076	0	103,703	711,789
Chief Financial Officer	2014	40,000	0	0	0	0	0	26,847	66,847

R. Perry Campbell	2016	287,711	0	185,493	81,811	305,417	7,855	17,789	886,076
Senior Vice President	2015	260,424	0	123,600	67,555	142,263	28,511	17,381	639,734
Sales and Marketing	2014	240,623	0	135,571	89,622	161,932	0	14,375	642,123

Robert J. Adams	2016	252,388	0	153,740	68,796	254,101	3,570	20,902	753,497
Senior Vice President
Value Stream Operations

Bradley S. Boyer	2016	147,962	0	196,116	85,530	0	24,238	161,054	614,900
Former Senior Vice	2015	275,814	0	133,294	73,107	149,825	85,087	16,006	733,133
President Remodeling Sales	2014	267,984	0	162,685	108,413	173,851	0	11,507	724,440
and Marketing

1
This column represents the grant date fair value of restricted stock unit awards calculated in accordance with FASB ASC Topic 718. For a discussion of the terms of the restricted stock units granted in fiscal year 2016, see Restricted Stock Units beginning on page 14. Of the amounts reported in this column for fiscal year 2016, $422,100 for Mr. Dunston, $135,522 for Mr. Culbreth, $135,522 for Mr. Campbell, $143,289 for Mr. Boyer, and $112,335 for Mr. Adams are attributable to performance-based RSU awards. These awards are reported based on the actual outcome of the performance conditions, which was above the probable (target) outcome on the grant date. The value of these awards at the grant date, assuming the highest level of performance had been achieved, was: $466,874 for Mr. Dunston; $149,914 for Mr. Culbreth; $149,914 for Mr. Campbell; $158,480 for Mr. Boyer; and $124,214 for Mr. Adams. Due to his resignation prior to the end of the performance period, Mr. Boyer did not earn any of his fiscal 2016 performance-based restricted stock unit award. Mr. Boyer received pro-rata vesting of 100 shares of the service-based restricted stock unit award. For information on the valuation assumptions with respect to the restricted stock unit grants for fiscal year 2016, refer to Note G – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2016.

2
This column represents the aggregate grant date fair value of stock options calculated in accordance with FASB ASC Topic 718. For a discussion of the terms of the stock options granted in fiscal year 2016, see Stock Options on page 14. These values reflect the Company’s accounting expense and do not necessarily correspond to the actual value that will be realized by the named executives. For information on the valuation assumptions with respect to the stock option grants for fiscal year 2016, refer to Note G – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2016.

3	Amounts in this column reflect the annual cash incentive compensation paid to the Company’s named executive officers for fiscal years 2016, 2015 and 2014.
4
This column represents the change in the present value of accumulated benefits under the Salaried Pension Plan during fiscal year 2016 (from May 1, 2015 to April 30, 2016), fiscal year 2015 (from May 1, 2014 to April 30, 2015), and fiscal year 2014 (from May 1, 2013 to April 30, 2014). See the Pension Plan Benefits table on page 23 for additional information. Mr. Culbreth does not participate in the Salaried Pension Plan as he was hired after the plan was frozen. Since the plan was frozen at the end of fiscal year 2012, changes in pension value from year to year are due solely to changes in actuarial factors and not additional benefit accruals. The Company does not provide any above-market or preferential earnings on nonqualified deferred compensation under the Pension Restoration Plan.

5	See the All Other Compensation table below for additional information.

All Other Compensation

The following table describes each component of the amounts listed for fiscal year 2016 in the All Other Compensation column in the Summary Compensation Table.

	Company Contributions to Retirement Savings Plan	Severance	Other
Name	1	2	3	Total
S. Cary Dunston	$13,066	$0	$4,009	$17,075
Kent B. Guichard	5,143	0	4,633	9,776
M. Scott Culbreth	11,698	0	3,975	15,673
R. Perry Campbell	11,750	0	6,039	17,789
Robert J. Adams	11,774	0	9,128	20,902
Bradley S. Boyer	7,562	152,953	539	161,054

1	These amounts represent matching 401(k) and profit-sharing contributions made to the named executive officers’ respective Investment Savings Stock Ownership Plan accounts.
2	This amount reflects the severance benefits Mr. Boyer received under his employment agreement upon his resignation in October 2015.

3
These amounts reflect payments of insurance premiums paid for supplemental life insurance and costs associated with medical exams from a nationally recognized medical clinic. For Mr. Guichard, $1,287 represents insurance premiums paid for supplemental life insurance and $3,346 represents costs associated with medical exams. For Mr. Dunston, $871 represents insurance premiums paid for supplemental life insurance and $3,138 represents costs associated with medical exams. For Mr. Culbreth, $417 represents insurance premiums paid for supplemental life insurance and $3,558 represents costs associated with medical exams. For Mr. Campbell, $648 represents insurance premiums paid for supplemental life insurance and $5,391 represents costs associated with medical exams.
For Mr. Boyer, $539 represents insurance premiums paid for supplemental life insurance. For Mr. Adams, $551 represents insurance premiums paid for supplemental life insurance and $8,577 represents costs associated with medical exams.

Grants of Plan-Based Awards in Fiscal Year 2016

The following table provides information about all equity and non-equity awards granted to the named executive officers in fiscal year 2016: (1) the grant date, (2) the potential payout under the Annual Cash Bonus Incentive Plan, (3) the potential number of shares of the Company’s common stock that could be issued under performance-based RSUs granted in fiscal year 2016, (4) the number of service-based RSUs granted in fiscal year 2016, (5) the number of shares underlying stock options awarded, (6) the exercise price of the stock option awards, which reflects the closing price of the Company’s stock on the date of grant, and (7) the grant date fair value of each equity award computed according to FASB ASC Topic 718.

	Grant	Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Performance-Based Restricted Stock Units (# of Shares)			All Other Awards: Number of Restricted Stock Units	Stock Option Awards: No. of Securities Underlying Options	Price of Option Award	Grant Date Fair Value of Restricted Stock Unit and Option Awards
Name	Date	1			2			3	4	5	6
		Threshold	Target	Superior	Threshold	Target	Superior
S. Cary	n/a	$0	$495,000	$825,000
Dunston	06/05/15				0	4,905	8,175	2,725			$577,725
	06/05/15								13,600	$57.11	$252,870

M. Scott	n/a	$0	$173,534	$289,224
Culbreth	06/05/15				0	1,575	2,625	875			$185,493
	06/05/15								4,400	$57.11	$81,811

R. Perry	n/a	$0	$183,250	$305,417
Campbell	06/05/15				0	1,575	2,625	875			$185,493
	06/05/15								4,400	$57.11	$81,811

Robert J.	n/a	$0	$152,461	$254,101
Adams	06/05/15				0	1,305	2,175	725			$153,740
	06/05/15								3,700	$57.11	$68,796

Bradley	n/a	$0	$170,434	$284,056
S. Boyer	06/05/15				0	1,665	2,775	925			$196,116
	06/05/15								4,600	$57.11	$85,530

1
The amounts displayed in these columns reflect the threshold, target and superior payouts under the fiscal year 2016 Annual Cash Bonus program described in the Compensation Discussion and Analysis based upon annual salary rates as of the last day of fiscal year 2016. The amounts actually paid under this program for fiscal year 2016 are reflected in the Summary Compensation Table. Attainment of Company-wide goals for operating income was the only determinant of the amount of bonus paid. Mr. Dunston's potential bonus payment ranged from 0% to 150% of his ending fiscal year 2016 annual base salary, with a target of 90%. Messrs. Culbreth, Campbell, Boyer and Adams had potential bonus payments of 0% to 100% of their respective base salaries, with a target of 60%. Due to his resignation prior to the end of the performance period, Mr. Boyer did not earn any of his fiscal 2016 bonus award. The Company’s specific operating income goals for fiscal year 2016 are described in the Compensation Discussion and Analysis beginning on page 13, under the heading “Company Goals”.

2
These columns reflect the threshold, target and superior potential number of shares of the Company’s common stock that could be issued under performance-based RSUs that each named executive officer received during fiscal year 2016. Based upon Company performance for fiscal year 2016, the actual numbers of shares that the named executive officers may earn under the performance-based RSUs if they remain continuously employed through June 5, 2018 are: 7,391 for Mr. Dunston, 2,373 for Mr. Culbreth, 2,373 for Mr. Campbell, and 1,967 for Mr. Adams. Due to his resignation prior to the end of the performance period, Mr. Boyer did not earn any of his fiscal 2016 performance-based RSU award. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive’s service from the grant date to the date of termination. At the time the grants are made, the potential payouts are performance-driven and, therefore, completely at risk. The Plan measurements for determining the number of earned RSUs are described in the Compensation Discussion and Analysis under the heading “Restricted Stock Units” beginning on page 14.

3
This column reflects the number of RSUs granted to each named executive during fiscal year 2016 that were subject to service-based vesting conditions alone. These RSUs are payable on June 5, 2018 if the named executive remains continuously employed through that date. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive’s service from the grant date to the date of termination. Mr. Boyer received pro-rata vesting of 100 shares of the service-based restricted stock unit award.

4
This column reflects the number of stock options granted in fiscal year 2016 to the named executive officers. These options vest ratably over three years. The stock option awards granted to Messrs. Dunston, Culbreth, Campbell, Boyer and Adams were approved by the Compensation Committee on May 28, 2015, for issuance on June 5, 2015. Mr. Boyer forfeited his entire June 2015 stock option award when he resigned in October 2015.

5	This column reflects the exercise price for the stock options granted, which was the closing price of the Company stock on the date of grant.
6
This column reflects the full grant date fair value of the RSUs and stock options granted in fiscal year 2016 computed in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs subject to performance-based vesting is calculated based upon the actual outcome of the performance conditions, which was above the probable (target) outcome on the grant date.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table provides information on the holdings, as of April 30, 2016, of stock options and RSUs awarded to the named executive officers. This table includes all unexercised option awards (whether vested or unvested) and all unvested RSUs. Each equity grant is shown separately for each named executive officer. All unvested RSU awards shown in the table below are scheduled to vest on the third anniversary of the applicable grant date for each award and all unvested stock option awards are scheduled to vest in equal portions on the first, second and third anniversaries of the applicable grant date for each award. For additional information about the stock option and RSU awards, see the description of long-term incentive awards in the Compensation Discussion and Analysis on page 14.

	Grant	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Stock Option Exercise	Stock Option Expiration	Number of Restricted Stock Units that have Not Yet	Market Value of Restricted Stock Units that have Not Yet Vested
Name	Date	Exercisable	Unexercisable	Price	Date	Vested	1

S. Cary	06/05/15					10,116	$736,849
Dunston	06/05/15	0	13,600	$57.11	06/05/25
	06/06/14					8,100	$590,004
	06/06/14	0	9,534	$29.92	06/06/24
	06/07/13					6,232	$453,939
	06/07/13	0	3,500	$36.74	06/07/23

Kent B.	06/06/14					16,686	$1,215,408
Guichard	06/06/14	33	19,667	$29.92	06/06/24
	06/07/13					16,400	$1,194,576
	06/07/13	66	9,234	$36.74	06/07/23

M. Scott	06/05/15					3,248	$236,584
Culbreth	06/05/15	0	4,400	$57.11	06/05/25
	06/06/14					4,293	$312,702
	06/06/14	0	5,066	$29.92	06/06/24

R. Perry	06/05/15					3,248	$236,584
Campbell	06/05/15	0	4,400	$57.11	06/05/25
	06/06/14					4,131	$300,902
	06/06/14	0	4,866	$29.92	06/06/24
	06/07/13					3,690	$268,780
	06/07/13	0	2,067	$36.74	06/07/23

Robert J.	06/05/15					2,692	$196,085
Adams	06/05/15	0	3,700	$57.11	06/05/25
	06/06/14					3,064	$223,182
	06/07/13					2,050	$149,322

1	Based on the closing price per share of the Company’s common stock as of the last day of fiscal year 2016, April 30, 2016, which was $72.84.

Option Exercises and RSUs Vested in Fiscal Year 2016

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	1	2	3	4
S. Cary Dunston	30,940	$1,583,984	8,575	$478,571
Kent B. Guichard	170,200	6,473,188	23,152	1,292,113
M. Scott Culbreth	2,534	68,165	0	0
R. Perry Campbell	6,168	167,934	3,430	191,428
Robert J. Adams	0	0	2,829	157,886
Bradley S. Boyer	10,133	307,868	11,914	788,781

1	This column represents the number of securities for which the options were exercised. There were no shares withheld for payment of taxes.
2	This column represents the difference between the market price of the underlying securities at exercise less the exercise price.
3
This column represents the gross number of shares of RSUs that vested, consisting in each case of RSUs that were originally granted in June 2012 and which vested in June 2015, with the exception of Mr. Boyer. Mr. Boyer's shares also include RSU's that pro-rata vested on his resignation.

4	This column represents the value of the RSUs that vested on the date the shares were transferred, which was the closing price of the Company stock on the transfer date.

Pension Plan Benefits

The following table reports the present value of the accumulated plan benefit at April 30, 2016, for the named executive officers under the Salaried Pension Plan based upon the assumptions described below in Note 1. No pension benefit payments were made to any of the named executive officers during fiscal year 2016. Mr. Culbreth does not participate in the Salaried Pension Plan. See “Pension and Savings Plans” beginning on page 16 for a discussion of pension and savings plan benefits.

		Number of Years	Present Value of Accumulated Benefit
	Pension Plan Name	Credited Service	1
S. Cary Dunston	Salaried Pension Plan	5.5	$126,764
Kent B. Guichard	Salaried Pension Plan	18.7	615,029
R. Perry Campbell	Salaried Pension Plan	7.9	143,591
Robert J. Adams	Salaried Pension Plan	3.8	64,451
Bradley S. Boyer	Salaried Pension Plan	16.8	501,606

1
The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the Salaried Pension Plan for the period through April 30, 2012 (the date on which the Salaried Pension Plan was frozen). The present value of accumulated benefit has been calculated assuming the named executive officers begin receiving their benefits at age 65. As described in Note H – Employee Benefit and Retirement Plans in the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the year ended April 30, 2016, the interest assumption is 4.06%. The post-retirement mortality assumption is based on the RP-2014 Mortality Table with generational scale MP-2015 mortality improvement.

Nonqualified Deferred Compensation

The amounts reported in the table below represent the change in value in the accounts of the named executive officers under the Company’s non-tax qualified, non-contributory defined contribution supplemental Pension Restoration Plan (PRP) from May 1, 2015 through April 30, 2016, as well as their aggregate balances as of April 30, 2016. The Company discontinued contributions to the PRP effective May 1, 2012. Messrs. Culbreth, Campbell and Adams do not participate in the PRP.

	Nonqualified Deferred Compensation
	Company Contributions	Aggregate Earnings (Losses) in FY 2016	Withdrawals/ Distribution in	Aggregate Balance at
	in FY 2016	1	FY 2016	April 30, 2016
S. Cary Dunston	$0	($1,744)	$0	$173,415
Kent B. Guichard	0	(1,803)	0	696,225
Bradley S. Boyer	0	(337)	(17,958)	0

1	Earnings (losses) were credited to the accounts of the named executive officers based upon their respective investment choices. These earnings were not included in the Summary Compensation Table.

Employment Agreements and Post-Employment Compensation Arrangements

As of April 30, 2016, the Company had entered into employment agreements with Messrs. Dunston, Culbreth, Campbell and Adams to fulfill the duties of each executive's respective position. Mr. Boyer was also party to an employment agreement prior to his resignation of employment in October 2015. These employment agreements provide for “double trigger” vesting of outstanding equity awards in connection with a change of control and do not provide for a tax gross-up for any golden parachute excise taxes. Mr. Guichard is party to a separate Letter with the Company with respect to the terms of his non-executive employment following his transition from Chief Executive Officer.

The respective agreements specify the base salary for Mr. Guichard of at least $200,000 per year, for Mr. Dunston a base salary of at least $550,000 per year, for Mr. Culbreth a base salary of at least $260,000 per year, for Mr. Campbell a base salary of at least $251,838 per year and for Mr. Adams a base salary of at least $254,101 per year, each subject to annual upward adjustments as the Company shall deem appropriate from time to time and as approved within general practice and authority levels required by the Board’s Compensation Committee.

Further, the NEOs (other than Mr. Guichard) are entitled to participate in the Company’s annual incentive program with a bonus opportunity of between 0% to 150% of Mr. Dunston’s then current base salary and between 0% to 100% of Messrs. Culbreth's, Campbell's and Adams' then current base salaries. Mr. Guichard is no longer eligible to participate in the Company's annual incentive program. In each case, the actual amount of the bonus paid will be related to achievement of certain performance objectives set by the Compensation Committee at the beginning of each fiscal year. The employment agreements with Messrs. Dunston, Culbreth, Campbell and Adams are for one-year terms that end on December 31 of each year and provide for an automatic one-year extension, unless either party to the agreement gives notice on or before November 1 of the preceding year. Mr. Guichard's Letter expires on January 31, 2018.

Under these agreements, each executive is entitled to severance pay should his employment be terminated by the Company without cause. Mr. Guichard would be entitled to severance pay equal in total to the amount of unpaid base salary remaining under his Letter through January 31, 2018. Mr. Dunston would be entitled to severance pay for a period of 24 months, and Messrs. Culbreth, Campbell and Adams are each entitled to severance pay for a period of 12 months. The length of Mr. Dunston's severance pay period is longer than that of Messrs. Culbreth, Campbell and Adams, due to the greater span of control, accountability and ability to impact the Company’s performance inherent in Mr. Dunston's role as Chief Executive Officer. In addition, Mr. Dunston would be entitled to a bonus payment of 90% of his base salary. The executives would also be entitled to receive subsidized COBRA coverage, and a tax gross-up with respect to such coverage, from the Company following their termination of employment, for a period of up to 18 months for Mr. Dunston, up to 12 months for Messrs. Culbreth, Campbell and Adams, and through January 31, 2018 for Mr. Guichard. The employment agreements define “cause” as neglect of duty that is not corrected after 90 days’ written notice, misconduct, malfeasance, fraud or dishonesty which materially and adversely impacts the Company or its reputation, or conviction or entering a plea of nolo contendere to a felony or crime involving moral turpitude. Severance payments would be made in accordance with the Company’s usual payroll practices for salaried personnel, subject to the requirements of Section 409A of the Code. Under the terms of these agreements, each executive has agreed to not compete with the Company both while they are employed and during the time they receive severance pay, and not to solicit its employees for a period of 12 months after the expiration of the agreements.

Each of the employment agreements for Messrs. Dunston, Culbreth, Campbell and Adams provides certain benefits upon a change in control of the Company. The employment agreements define “change in control” as an acquisition by a third party of 30% or more of the outstanding Company stock; a change in the Company’s Board of Directors, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which the Company’s pre-transaction shareholders cease to hold more than 50% of the Company’s stock; or complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets. The Company cannot terminate these agreements for 24 months after a change in control. Upon a change in control of the Company, Mr. Dunston can terminate his employment for any reason at any time during the two-year period following the change in control. If Mr. Dunston chooses to exercise this right under these circumstances, or if the Company terminates Mr. Dunston's employment without cause within 3 months before or 2 years after a change in control, then he would receive a single lump sum payment equal to 2.99 times the sum of:

•	the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement, and
•	an amount equal to 90% of Mr. Dunston's base salary.

If Mr. Culbreth, Mr. Campbell, or Mr. Adams terminates his employment for good reason within one year after a change in control, or if the Company terminates Messrs. Culbreth's, Campbell's or Adams' employment without cause within three months before or one year after a change in control, then he would be entitled to a lump sum payment equal to two times the sum of:

•	the greater of his annual base salary at the time of termination, a change in control, or his largest base salary in effect during the term of his agreement, and
•	an amount equal to the greater of the average of bonuses paid for the three preceding fiscal years or 60% of his maximum eligible annual cash bonuses for the year of termination.

Each of Messrs. Culbreth, Campbell or Adams would have good reason to terminate his employment if:

•	his base salary is reduced,
•	he is not in good faith considered for a bonus,
•	he is not in good faith considered for other executive compensation benefits,
•	his place of employment is relocated to a location further than 50 miles from his current place of employment, or
•	his working conditions or management responsibilities are substantially diminished (other than on account of disability).

If a named executive officer’s employment is terminated without cause, or if the named executive officer terminates employment for good reason, on or at any time following the date of a change of control, then such officer’s outstanding equity awards will become 100% vested. If the termination occurs prior to the date of a change of control but after a definitive agreement has been signed that would result in a change of control if the transition contemplated by the agreement were consummated, then the executive will conditionally vest in any outstanding equity awards, subject to consummation of the change of control. If any of the named executive officers were to die or were to terminate employment with the Company due to disability, any vested and exercisable stock options previously awarded would remain exercisable for a period of one year following the death or disability. If one of the named executive officers were to terminate employment prior to the vesting date due to retirement, death or disability, the executive would vest in and receive a prorated portion of their RSU awards based upon the executive’s total service from the grant date through the date of termination. Retirement is defined as age 55 with at least 10 years of service.

The following table represents the payments that would have been made or value of benefits provided to Mr. Guichard upon termination of his employment under various scenarios, if that event had occurred on April 30, 2016.

	Termination Event
		Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In Control)	Death or	Termination
Payment Type	Retirement	1	1	Disability	for Cause
Base Salary	$0	$0	$350,000	$0	$0
Annual Bonus	0	0	0	0	0
COBRA Reimbursement	0	0	12,933	0	0
Accelerated Restricted Stock Units Vesting	1,870,960	0	1,870,960	1,870,960	0
Accelerated Stock Options Vesting	0	0	0	0	0
Total	$1,870,960	$0	$2,233,893	$1,870,960	$0

1
The cash payments would be triggered by termination of his employment by the Company without cause only, at an time during the remaining term under his Letter, whether or not following a change in control. Because Mr. Guichard is retirement eligible, he would receive pro-rata vesting of his outstanding RSU awards upon a termination by the Company without cause not in connection with a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Dunston upon termination of his employment under various scenarios, if that event had occurred on April 30, 2016.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$1,644,500	$550,000	$0	$0
Annual Bonus	1,480,050	495,000	0	0
COBRA Reimbursement	16,359	16,359	0	0
Accelerated Restricted Stock Units Vesting	1,780,792	0	993,958	0
Accelerated Stock Options Vesting	749,477	0	0	0
Total	$5,671,179	$1,061,359	$993,958	$0

1
The cash payments would be triggered by termination of employment by Mr. Dunston for good reason during the two-year period following a change in control or termination of his employment by the Company without cause within three months before or two years after a change in control. Mr. Dunston’s stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Dunston for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Culbreth upon termination of his employment under various scenarios, if that event had occurred on April 30, 2016.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$578,448	$289,224	$0	$0
Annual Bonus	347,069	0	0	0
COBRA Reimbursement	11,530	11,530	0	0
Accelerated Restricted Stock Units Vesting	549,286	0	256,814	0
Accelerated Stock Options Vesting	286,645	0	0	0
Total	$1,772,978	$300,754	$256,814	$0

1
The cash payments would be triggered by termination of employment by Mr. Culbreth for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Culbreth's stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Culbreth for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Campbell upon termination of his employment under various scenarios, if that event had occurred on April 30, 2016.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$610,834	$305,417	$0	$0
Annual Bonus	366,500	0	0	0
COBRA Reimbursement	12,693	12,693	0	0
Accelerated Restricted Stock Units Vesting	806,266	0	503,450	0
Accelerated Stock Options Vesting	352,679	0	0	0
Total	$2,148,972	$318,110	$503,450	$0

1
The cash payments would be triggered by termination of employment by Mr. Campbell for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Campbell's stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Campbell for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Adams upon termination of his employment under various scenarios, if that event had occurred on April 30, 2016.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Death or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$508,202	$254,101	$0	$0
Annual Bonus	304,921	0	0	0
COBRA Reimbursement	11,267	11,267	0	0
Accelerated Restricted Stock Units Vesting	568,589	0	331,883	0
Accelerated Stock Options Vesting	58,201	0	0	0
Total	$1,451,180	$265,368	$331,883	$0

1
The cash payments would be triggered by termination of employment by Mr. Adams for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Adams' stock options and RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Adams for good reason at any time on or after a change in control.

The following table represents the payments actually payable and value of benefits actually provided or to be provided to Mr. Boyer upon termination of his employment in October 2015, including cash severance and pro-rata vesting of 5,483 RSUs (based on the closing price of Company stock on the termination date):

Termination by Company Without Cause (No Change In
Payment Type	Control)
Base Salary	$284,056
Annual Bonus	0
COBRA Reimbursement	8,107
Accelerated Restricted Stock Units Vesting	417,700
Accelerated Stock Options Vesting	0
Total	$709,863

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based upon its review and discussions with management, the Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended

April 30, 2016. This report is provided by the following independent directors, who comprise the Compensation Committee:

Vance W. Tang, Chair
Martha M. Dally
Daniel T. Hendrix

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPANY’S COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

The Compensation Committee oversees management’s evaluation of whether the Company’s employee compensation policies and practices pose any risks that are reasonably likely to have a material adverse effect on the Company. In conducting this evaluation, management reviews the Company’s overall compensation structure and may take into account such factors as the overall mix of compensation, the performance metrics that are used under the Company’s employee incentive programs, the length of the performance periods under such programs, and the overall business risk of the Company. Management undertakes such a review periodically at the Compensation Committee’s direction and reports to the Compensation Committee any finding that a risk related to the Company’s compensation structure may exist, as well as any factors which may mitigate the risk posed by the particular compensation policy or practice. The Company has determined that there are currently no risks arising from its compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

NON-MANAGEMENT DIRECTORS’ COMPENSATION

The Company’s non-management director compensation program has the following objectives:

•	compensation should fairly pay non-management directors for work required for the Company’s size and scope,
•	compensation should align non-management directors’ interests with the long-term interests of shareholders, and
•	the structure of the compensation should be simple, transparent, and easy for shareholders to understand.

Non-management directors’ compensation includes the following compensation elements:

Director Fees. The annual retainer paid to non-management directors is $40,000 per year. In addition, directors receive committee attendance fees of $1,000 per in-person meeting and $500 per telephonic meeting. The Audit Committee Chair receives an additional annual retainer of $8,000 per year, while the Compensation Committee and the Governance Committee Chairs each receive an additional annual retainer of $4,000 per year. Directors who are also employees of the Company receive no additional compensation for their services on the Board. All directors are reimbursed for out-of-pocket costs incurred for travel and other expenses incurred for attending Board and committee meetings.

Stock Compensation. Under the 2015 Non-Employee Directors Restricted Stock Unit Plan (the “2015 Directors Plan”), the forms of stock compensation granted to non-management directors can only include restricted stock units.

During fiscal year 2016, non-employee directors were each awarded 900 restricted stock units (“Director RSUs”). Under the terms of the Director RSUs, granted August 26, 2015, if the recipients continuously serve as directors of the Company through August 15, 2017, then they will receive 900 shares of the Company’s common stock. If a director leaves the Board for any reason prior to August 15, 2017, he or she will receive a pro-rata number of shares based on his or her days of service. Upon a change of control of the Company, each non-employee director will receive the full number of shares issuable under the RSUs if he or she continues to serve until the date of the change of control.

Half of the Company’s non-management directors continue to have previously awarded stock options outstanding. The Compensation Committee has not granted stock options to directors since fiscal year 2009 and does not expect to issue these types of awards in the future.

For past option awards to directors, the strike prices for all stock options granted to directors must be set at 100% of the fair value of the underlying common stock at the date of the grant. Stock options previously granted under the 2006 Non-Employee Directors Equity Ownership Plan have terms of ten years and are exercisable as to one-third of the shares on the first anniversary of the date of grant and as to an additional one-third on each succeeding anniversary of the date of grant until fully vested.

The following table sets forth the compensation earned by or paid to the Company’s non-management directors during fiscal year 2016.

Director Summary Compensation Table

	Director Fees Paid In Cash	Director RSUs
Name of Director	1	2	Total
William F. Brandt, Jr.	$40,000	$58,653	$98,653
Andrew B. Cogan	53,000	58,653	111,653
Martha M. Dally	47,000	58,653	105,653
James G. Davis, Jr.	52,000	58,653	110,653
Daniel T. Hendrix	44,000	58,653	102,653
Carol B. Moerdyk	48,000	58,653	106,653
David W. Moon	22,000	—	22,000
Vance W. Tang	50,000	58,653	108,653

1	This column reflects the amount of cash compensation earned during fiscal year 2016 for Board and committee service.
2
This column represents the dollar amounts of the aggregate grant date fair value of the Director RSUs granted during fiscal year 2016 in accordance with FASB ASC Topic 718. These grants were all made on August 26, 2015, and the grant date fair value at the time of the grant is the number of Director RSUs multiplied by the closing price of the Company’s stock on the date of grant, which was $65.17. Each of the directors, other than Mr. Moon, had 2,600 Director RSUs outstanding as of April 30, 2016. The following directors had outstanding stock option awards as of April 30, 2016: Mr. Brandt 15,000; Ms. Dally 2,500; Mr. Davis 5,000; Ms. Moerdyk 5,000.

SECURITY OWNERSHIP

Share Ownership of Directors and Executive Officers

The following table sets forth information regarding shares of the Company’s common stock beneficially owned as of June 20, 2016, by (1) each director and director nominee of the Company, (2) each of the Company’s named executive officers (as identified in the “Summary Compensation Table”), and (3) the Company’s current directors and executive officers as a group. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder’s name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class
William F. Brandt, Jr. (1)	2,160,165	13.3%
Martha M. Dally (2)	42,100	*
Kent B. Guichard (3)	30,283	*
S. Cary Dunston (4)	30,532	*
James G. Davis, Jr. (5)	23,120	*
Carol B. Moerdyk (6)	18,300	*
Daniel T. Hendrix (7)	13,100	*
Vance W. Tang (8)	12,590	*
Andrew B. Cogan (9)	4,900	*
R. Perry Campbell	4,278	*
M. Scott Culbreth (10)	4,182	*
Robert J. Adams (11)	4,162	*
David W. Moon	0	*
All directors and executive officers as a group (13 persons) (12)		14.4%

*	Indicates less than 1%.
(1)
Includes 70,000 shares owned by the Estate of Mrs. Elaine Brandt, for which Mr. Brandt is the Executor and 1,700 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2016 if Mr. Brandt continuously serves on the board of directors through the maturity date for the RSUs.

(2)
Includes 500 shares held by Ms. Dally as Trustee for the R.M. Dally Family Trust, for which Ms. Dally has shared voting and dispositive power. Includes stock options exercisable on June 20, 2016 or within 60 days thereafter by Ms. Dally for 2,500 shares and 1,700 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2016 if Ms. Dally continuously serves on the board of directors through the maturity date for the RSUs.

(3)	Includes stock options exercisable on June 20, 2016 or within 60 days thereafter by Mr. Guichard for 2,775 shares.
(4)
Includes 16,448 shares held jointly by Mr. Dunston and his spouse, for which Mr. Dunston has shared voting and dispositive power. Includes stock options exercisable on June 20, 2016 or within 60 days thereafter by Mr. Dunston for 4,533 shares.

(5)
Includes stock options exercisable on June 20, 2016 or within 60 days thereafter by Mr. Davis for 5,000 shares and 1,700 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2016 if Mr. Davis continuously serves on the board of directors through the maturity date for the RSUs.

(6)
Includes 11,600 shares held by Ms. Moerdyk as Trustee for the Greene-Moerdyk Revocable Trust, for which Ms. Moerdyk has shared voting and dispositive power. Includes stock options exercisable on June 20, 2016 or within 60 days thereafter by Ms. Moerdyk for 5,000 shares and 1,700 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2016 if Ms. Moerdyk continuously serves on the board of directors through the maturity date for the RSUs.

(7)
Includes 1,700 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2016 if Mr. Hendrix continuously serves on the board of directors through the maturity date for the RSUs.

(8)
Includes 1,700 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2016 if Mr. Tang continuously serves on the board of directors through the maturity date for the RSUs.

(9)
Includes 1,700 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2016 if Mr. Cogan continuously serves on the board of directors through the maturity date for the RSUs.

(10)	Includes stock options exercisable on June 20, 2016 or within 60 days thereafter by Mr. Culbreth for 3,999 shares.

(11)	Includes stock options exercisable on June 20, 2016 or within 60 days thereafter by Mr. Adams for 1,233 shares.
(12)
Includes stock options exercisable on June 20, 2016 or within 60 days thereafter for an aggregate of 56,431 shares and 11,900 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2016 if the director continuously serves on the board of directors through the maturity date for their respective RSUs.

Share Ownership of Principal Beneficial Owners

The following table sets forth information regarding shares of the Company’s common stock beneficially owned by each non-management/director shareholder the Company believes to own more than 5% of the Company’s outstanding common stock. This data is based upon Schedules 13G filed with the SEC. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder’s name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class

BlackRock, Inc. (1)	1,490,223	9.2%
55 East 52nd Street
New York, NY 10055

Broad Run Investments Management, LLC (2)	1,152,949	7.1%
1530 Wilson Blvd, Suite 1020
Arlington, VA 22209

The Vanguard Group (3)	1,092,073	6.7%
100 Vanguard Blvd
Malvern, PA 19355

Renaissance Technologies LLC (4)	824,801	5.1%
800 Third Avenue
New York, NY 10022

(1)
The beneficial ownership information for BlackRock, Inc. is based upon the Schedule 13G/A filed with the SEC on January 25, 2016, which also indicated that BlackRock, Inc., a parent holding company/control person, has sole voting power for 1,459,448 shares and sole dispositive power for all 1,490,223 shares. Although not indicated in the table above, BlackRock, Inc. filed a Form 13-F on May 10, 2016, which indicated the number of shares beneficially owned (for 13-F purposes) decreased to 1,365,846.

(2)
The beneficial ownership information for Broad Run Investments Management, LLC is based upon the Schedule 13G/A filed with the SEC on February 16, 2016, which also indicated that Broad Run Investments Management, LLC has sole voting power and sole dispositive power for all 1,152,949 shares.

(3)
The beneficial ownership information for The Vanguard Group is based upon the Schedule 13G filed with the SEC on February 10, 2016, which also indicated that The Vanguard Group has sole voting power for 28,672 shares, sole dispositive power for 1,064,401 shares, and shared dispositive power for 27,672 shares. Although not indicated in the table above, the Vanguard Group filed a Form 13-F on May 13, 2016, which indicated the number of shares beneficially owned (for 13-F purposes) increased to 1,271,568.

(4)
The beneficial ownership information for Renaissance Technologies LLC is based upon the Schedule 13G filed with the SEC on February 11, 2016, which also indicated that Renaissance Technologies LLC has sole voting power for 720,453 shares, sole dispositive power for 790,735 shares, and shared dispositive power for 34,066 shares. Although not indicated in the table above, Renaissance Technologies LLC filed a Form 13-F on May 13, 2016, which indicated the number of shares beneficially owned (for 13-F purposes) decreased to 703,400.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports of initial ownership and changes in ownership of the Company’s common stock.

Based upon the Company’s review of Forms 3, 4, and 5 (and amendments thereto) filed with the SEC during or with respect to the Company’s fiscal year ended April 30, 2016, and written representations from the Company’s directors and executive officers that no Forms 5 were required to be filed by those persons for that fiscal year, the Company is not aware that any director, executive officer, or 10% shareholder failed to file in a timely fashion any such reports.

CERTAIN RELATED PARTY TRANSACTIONS

The Company has written policies concerning related party transactions and potential conflicts of interests. These policies describe the types of transactions and relationships that may be in conflict with these policies. All officers and directors, as well as employees who exercise substantial discretionary authority in the performance of their duties are required to complete an annual questionnaire describing any potential conflicts of interest and certify their compliance with the Company’s policies. These responses are reviewed by the Audit Committee. As required by their respective charters, both the Audit Committee and the Governance Committee have the responsibility to review all related party transactions. The Audit Committee is responsible for the review and approval of all related party transactions and the Governance Committee must review and approve related party transactions involving directors. In addition, the Governance Committee also is responsible for the review of any potential conflicts of interest involving employees, officers or directors as defined in the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which are maintained on the Corporate Governance page of the Company’s web site at http://investors.americanwoodmark.com/governance.

The Company leases its headquarters from Amwood Associates, a partnership that includes Mr. Brandt, a director and beneficial owner of 13.4% of the Company’s common stock. During fiscal year 2016, Mr. Brandt had a partnership interest in Amwood Associates of 38.6%. The original lease commenced on March 18, 1986, and ended on March 17, 2001. The Company has elected to renew this lease four times in accordance with Company policy and procedures, which included approval by all the Company’s independent directors for the current five-year term which expires in 2021. In considering the renewal of this lease, the Company assesses the lease terms in relation to market terms for comparable properties. Based upon this review, the Company believes that the rent under the lease is in line with market rates that could be obtained at arm’s length from unaffiliated third parties. Current rental payments are $41,488 per month and are scheduled for annual increases equal to 2% each April 1 for the remainder of the lease term. During the fiscal year ended April 30, 2016, the Company made aggregate payments under the lease in the amount of $488,911. As of April 30, 2016, the aggregate remaining lease payments due under this lease until its expiration were $2,549,393.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended

April 30, 2016 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company’s unaudited quarterly financial statements and the audited annual financial statements for the fiscal year ended April 30, 2016, with management and KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing its opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with KPMG LLP the firm’s independence from management and the Company, including matters in the written disclosures and letter from KPMG LLP to the Committee required by the PCAOB.

The Committee discussed and approved the audit scopes and plans of the Company’s internal auditor and KPMG LLP for their respective audits. The Audit Committee met with the Company’s internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements as of and for the fiscal year ended April 30, 2016, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016. The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for fiscal year 2017 and the Board of Directors has submitted the selection of KPMG LLP for ratification by the shareholders at the Annual Meeting.

Andrew Cogan, Chair
James G. Davis, Jr.
Carol B. Moerdyk
David W. Moon

Independent Auditor Fee Information

Fees for professional services provided by KPMG LLP, the Company’s independent registered public accounting firm, in each of the last two fiscal years in each of the following categories are:

	2016	2015
Audit Fees	$545,000	$545,000
Audit-Related Fees	48,000	46,000
Tax Fees	6,000	5,500
All Other Fees	0	0
Total	$599,000	$596,500

Audit Fees include fees associated with the annual audit of the Company’s financial statements, and internal control over financial reporting, as well as reviews of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Audit-Related Fees are incurred for employee benefit plan financial statement audits.

Tax Fees include fees pertaining to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed for the Company by any independent registered public accounting firm. The policy permits the Audit Committee to pre-approve specifically defined audit and non-audit services. Unless a specific service has been pre-approved with respect to a certain fiscal year, the Audit Committee must approve each permitted service before KPMG LLP or another independent registered public accounting firm is engaged. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve permitted services, provided that the Chair reports those approvals to the Audit Committee at its next scheduled meeting. During fiscal year 2016 all audit fees, audit-related fees, and tax fees were pre-approved by the Audit Committee.

ITEM 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2017, and the Board of Directors has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. In the event the proposal to ratify the selection of KPMG LLP is defeated, the adverse vote will be considered as a direction to the Audit Committee to select another independent registered public accounting firm for the next fiscal year ending April 30, 2018. However, because of the expense and difficulty in changing the independent registered public accounting firm after the beginning of the year, the Audit Committee intends to allow the appointment for fiscal year 2017 to stand unless the Audit Committee finds other reasons for making a change.

Representatives of KPMG LLP will be present at the Company’s Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2017.

ITEM 3—APPROVAL OF THE AMERICAN WOODMARK CORPORATION
2016 EMPLOYEE STOCK INCENTIVE PLAN

Subject to shareholder approval, the Board of Directors has unanimously approved the 2016 Employee Stock Incentive Plan (the Plan), to be effective as of the date of the 2016 Annual Meeting. The Board of Directors is requesting that shareholders approve the Plan, which will replace the Second Amended and Restated 2004 Stock Incentive Plan for Employees (“Prior Plan”), which expires by its terms on July 31, 2016. The principal features of the Plan are summarized below. Shareholders should read the full text of the Plan provided in Appendix A to this Proxy Statement for a complete description of its legal terms and conditions.

The Plan will not increase the number of shares of our common stock currently reserved and available for issuance under the Prior Plan. As described below, the number of shares that will be reserved for issuance under the Plan equals the number of shares currently available for issuance under the Prior Plan (i.e. not previously issued or subject to outstanding awards under the Prior Plan) as of July 31, 2016, plus the number of shares currently subject to outstanding awards under the Prior Plan as of July 31, 2016 that subsequently expire, are forfeited, lapse or otherwise terminate after July 31, 2016 without the issuance of shares thereunder. As of June 20, 2016, there are approximately 780,000 shares currently available for issuance under the Prior Plan and approximately 260,000 shares subject to outstanding awards under the Prior Plan. If all shares subject to outstanding awards under the Prior Plan were to subsequently expire, be forfeited, lapse or otherwise terminate, then the maximum number of shares reserved for issuance under the Plan would be approximately 1,040,000 shares, subject to adjustment in the case of certain recapitalization events as described below.

The Board of Directors unanimously recommends a vote “FOR” approval of the Plan.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by the terms of the Plan, a copy of which is attached to this proxy as Appendix A.

Authorized Shares. The number of shares of common stock of the Company (“Company Stock”) that will be reserved for issuance under the Plan will equal (x) the total number of shares of Company Stock that are available for issuance (and not subject to an outstanding award) under the Prior Plan as of July 31, 2016, plus (y) the total number of shares of Company Stock, if any, that are subject to an award that is outstanding under the Prior Plan as of July 31, 2016 that subsequently expires, is forfeited, lapses or otherwise terminates unexercised without the issuance of shares (the “Share Reserve”). Shares of Company Stock allocated to awards under the Plan or portions thereof that expire, are forfeited or otherwise terminate unexercised may again be made subject to an award under the Plan; however, shares of Company Stock tendered by a participant, or withheld by the Company, to pay the exercise price of an option or applicable withholding taxes in connection with an award may not be used for future awards under the Plan. No more than 100,000 shares of Company Stock may be allocated to the awards that are granted to a Participant in any single taxable year. Adjustments will be made in the number and kind of shares of stock or Company securities which may be issued under the Plan in the event of a stock dividend, stock split, recapitalization, merger or similar change in the outstanding shares of Company Stock or the creation or issuance to shareholders generally of rights, options or warrants for the purchase of Company Stock or preferred stock.

Eligibility. All present and future employees of the Company or a subsidiary whom the Compensation Committee determines have contributed or who can be expected to contribute significantly to the Company or subsidiary are eligible to be granted awards under the Plan. The Company estimates that it has approximately 60 employees who would currently be eligible to receive awards under the Plan.

Administration. The Plan is administered by the Compensation Committee or a subcommittee of the Compensation Committee. The Compensation Committee has the power and complete discretion to select eligible employees to receive awards, and to determine the type, terms and conditions of the awards, including without limitation any performance goals applicable to awards.

Stock Options. Options to purchase shares of Company Stock granted under the Plan may only be non-statutory options. Non-statutory options do not qualify for favorable individual income tax treatment under Code Section 422. The purchase price of Company Stock covered by a non-statutory option may not be less than 100% of the fair market value of such shares on the date of grant. Options may only be exercised at such times as may be specified by the Compensation Committee in the option agreement, but no option may be exercised more than 10 years after the grant date. The Committee may grant options with a provision that an option that is not otherwise exercisable will become exercisable upon a change in control. “Reload” options are prohibited. The repricing of options under the Plan, including the exchange of underwater options for other awards or cash, is expressly prohibited without shareholder consent.

Restricted Stock. When a grant of Company Stock is made in the form of restricted stock, the grantee may not sell, assign, or otherwise dispose of the Company Stock until the restrictions on the shares set forth in the award agreement have lapsed or been removed. In making a grant of restricted stock, the Compensation Committee will establish as to each award the terms and conditions upon which these restrictions lapse. The minimum restriction period for an award of restricted stock is one year from the date of grant. The restrictions may also lapse as a result of the disability, retirement or death of the Participant or the occurrence of a change in control. Restricted stock awards convey common shareholder rights to the award recipients, including the right to receive dividends or other distributions with respect to Company Stock. Unless otherwise provided by the Compensation Committee, dividends or other distributions on unvested shares of restricted stock are subject to the same restrictions as the underlying shares, and are paid to the award recipient only if and when those restrictions lapse or are removed.

Restricted Stock Units. The Plan authorizes the grant of restricted stock units, which are rights to receive a share of Company Stock in the future, subject to vesting conditions as determined by the Compensation Committee and set forth in the applicable award agreement. Restricted stock units may be paid in cash or in shares of Company

Stock or any combination thereof. The minimum vesting period for an award of restricted stock units is one year from the date of grant. Vesting may also occur as a result of the disability, retirement or death of the Participant or the occurrence of a change in control. Restricted stock units do not convey any shareholder rights with respect to Company Stock, however the Compensation Committee may provide for dividend equivalents in connection with a restricted stock unit award, which entitle the participant to receive the same dividends and other distributions with respect to his or her restricted stock units as though he or she were an owner of Company Stock. Unless otherwise provided by the Compensation Committee, the payment of any dividend equivalents on unvested restricted stock units is subject to the same vesting conditions as the underlying restricted stock units, and dividend equivalents are paid to the award recipient only if and when those conditions are satisfied.

Performance Grants. The Plan authorizes performance grants, which are rights to receive an amount denominated in cash, which may be payable in cash or shares of Company Stock, subject to the achievement of performance goals designed to comply with the performance-based compensation exemption to the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The aggregate maximum cash amount payable under all performance grants under the Plan to any participant in any taxable year of the Company may not exceed $2,000,000. The Compensation Committee establishes the performance goals for performance grants, which may be contained in the Company’s annual bonus plan or other similar document, based on the performance criteria described below. The Compensation Committee may not increase the amount payable under a performance grant, but may exercise “negative discretion” to reduce or eliminate a payment as provided in the grant.

Performance Criteria for Performance Grants and Other Performance-Based Awards. In addition to performance grants, restricted stock and restricted stock unit awards under the Plan may also be designed to qualify as performance-based compensation for purposes of Code Section 162(m), in which case the restrictions on the award will lapse, or the award will vest, upon the achievement of a performance goal or goals relating to one or more performance criteria. Performance criteria for purposes of performance grants or performance-based restricted stock or restricted stock unit awards under the Plan may include any of the following: (i) combined net worth; (ii) debt to equity ratio; (iii) earnings (before or after interest, taxes, deductions, depreciation and/or amortization); (iv) revenues; (v) income (before or after taxes); (vi) cash flow, including free cash flow; (vii) return on total or invested capital, equity, revenue or assets; (viii) cost containment or reduction; (ix) stock price or stock price appreciation; (x) total stockholder return; (xi) sales; (xii) margin or margin percentage; (xiii) expense or expense ratio; (xiv) turnover in accounts receivable, inventory or employees; (xv) employee retention; (xvi) training compliance; and (xvii) safety or safety compliance. The financial metrics identified above may be measured on an as reported (GAAP), gross, net, operating or pension adjusted basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and may be measured on an absolute, relative, growth or per-share basis.  The metrics may be set on a consolidated, segment, sector, subsidiary, division, or plant basis.  The metrics may be measured including or excluding unusual or infrequently occurring items such as restructuring charges, casual losses, insurance recoveries, and other similar items. Any of these metrics also may be based on peer comparisons.

Nontransferability of Awards. In general, awards made under the Plan, by their terms, are not transferable by the participant except by will or by the laws of descent and distribution. Options are exercisable, during the participant’s lifetime, only by the participant or by his guardian or legal representative.

Recovery of Awards. All awards under the Plan are subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company, pursuant to any requirement of law or any exchange listing requirement related to clawback or other recovery of compensation.

Termination and Modification of the Plan. The board of directors of the Company may amend or terminate the Plan as it deems advisable. The Plan will automatically terminate on July 31, 2026 unless earlier terminated by the board. No awards will be made under the Plan after its termination. Shareholders must approve any amendments to the Plan that would: (i) increase the number of shares of Company Stock that are reserved and available for issuance, (ii) materially change the requirements for eligibility to participate, or (iii) materially increase the benefits that eligible employees may receive. The board may amend the Plan and outstanding awards under the Plan as necessary to ensure that the Plan meets the requirements of the Internal Revenue Code, federal and state securities laws and other applicable regulations.

Federal Income Tax Consequences of the Plan

The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not purport to be a complete summary of the federal income tax considerations relevant to awards granted under the Plan. In addition, the consequences under state, local or foreign law may differ from the consequences under federal income tax law.

Non-statutory Stock Options. No taxable income will result to a recipient upon the grant of a non-statutory option under the Plan, nor will there be any tax effect on the Company. Upon the exercise of an option, a recipient will generally have ordinary income of an amount equal to the difference between the fair market value of the shares purchased and the exercise price of the option. The Company will generally be entitled to a business expense deduction at the time and in the amount that the recipient has ordinary income with respect to the option.

Restricted Stock. Except as described below, a recipient generally will not realize taxable income at the time of grant of restricted stock. Upon the lapse or removal of the restrictions on the shares of restricted stock, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of such shares at such time over the amount paid by the recipient, if any. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days after the date of grant of the restricted shares, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Company Stock over the amount paid by the recipient, if any, in which case there will be no additional income inclusion to the recipient when the restrictions lapse. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income.

Restricted Stock Units. No income will be recognized by a recipient in connection with the grant of a restricted stock unit. When a restricted stock unit vests and is paid, the recipient will generally be required to include as taxable ordinary income in the year of payment an amount equal to the amount of cash received and the fair market value of any Company Stock received on the payment. The Company will be entitled to a tax deduction at the same time and in the same amount.

Performance Grants. No income will be recognized by a recipient in connection with the grant of a performance grant. If and when a performance grant is paid, the recipient will generally be required to include as taxable ordinary income in the year of payment an amount equal to the amount of cash received and the fair market value of any Company Stock received on the payment. The Company will generally be entitled to a tax deduction at the same time and in the same amount. The Company may be entitled to a tax deduction for the year in which the performance grant is earned (rather than the year of payment) if, by the end of such year, all events have occurred that fix the right to receive the income and the amount thereof can be determined with reasonable accuracy and the performance grant is paid within 2.5 months following the end of such year.

Code Section 162(m). The prior discussion of the Company’s tax deductions is subject to compliance with Code Section 162(m). Code Section 162(m) imposes a $1,000,000 limit on the amount of the annual compensation deduction allowable to a publicly-held company with respect to its chief executive officer and each of its other three most highly compensated officers (excluding its chief financial officer). An exception to this limit is provided for performance-based compensation if certain requirements are met. The Plan permits the Compensation Committee to grant awards that will qualify for this exception from the deduction limit, including performance grants if the proposed amendments are approved by the Company’s shareholders.

Code Section 409A. The prior discussion of the tax consequences to participants is subject to the tax doctrines of constructive receipt and assignment of income and to compliance with the requirements of Code Section 409A. Code Section 409A is effective in general for any compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005. If at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code Section 409A, or is not operated in accordance with those requirements, all amounts (including earnings) deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code Section 409A, the amount also is subject to an additional income tax of 20% and an additional income tax equal to the interest that would have been due on the underpayments had the income been included when deferred or no longer subject to a substantial risk of forfeiture, at the underpayment rate plus 1%.

Code Section 280G. The prior discussion of the Company’s tax deductions and of the tax consequences to participants is subject to Code Sections 280G and 4999 with respect to awards under the Plan whose payment or vesting is contingent, directly or indirectly, on the occurrence of a change in control of the Company. Code Section 280G denies the Company a deduction for any “excess parachute payments” that are paid to certain individuals, including the Company’s executive officers, if the individual’s total payments that are contingent on the change in control exceed three-times the individual’s “base amount,” which is generally the individual’s average annual W-2 compensation over the five years preceding the year in which the change in control occurs. “Excess parachute payments” are any parachute payments that exceed the individual’s base amount. Code Section 4999 imposes a 20% excise tax on any excess parachute payments on the recipient of such payments.

New Plan Benefits

Awards under the Plan are discretionary and the amounts of awards that may be granted under the Plan in the future are not determinable as of the date of this proxy statement. However, the number of shares subject to option and restricted stock unit awards held as of April 30, 2016 under the Prior Plan by each of our named executive officers is set forth in the Outstanding Equity Awards at Fiscal Year End Table, above. In addition, as of June 20, 2016, all current executive officers as a group held 51,262 stock options and 74,388 RSUs under the Prior Plan, and all non-executive officer employees as a group held 17,800 stock options and 115,595 RSUs under the Prior Plan. Non-employee directors are not eligible to participate in the Plan.

Equity Compensation Plan Information

The following table summarizes information about the Company’s equity compensation plans as of April 30, 2016:

	Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	—	—	935,626
Options	126,633	$35.15
Performance-based restricted stock units	140,767	N/A (2)
Service-based restricted stock units	75,712	N/A (2)
Equity compensation plans not approved by security holders(3)	—	—	—
Total	343,112	$35.15	935,626
(1) At April 30, 2016, the Company had stock option and restricted stock unit awards outstanding under three different plans: Amended and Restated 2004 Stock Incentive Plan for Employees, 2006 Non-Employee Directors Equity Ownership Plan and 2011 Non-Employee Directors Equity Ownership Plan.
(2) Excludes exercise price for restricted stock units issued under the Amended and Restated 2004 Stock Incentive Plan for Employees, 2006  Non-Employee Directors Equity Ownership Plan and 2011 Non-Employee Directors Equity Ownership Plan because they are converted into common stock on a one-for-one basis at no additional cost.

(3) The Company does not have equity compensation plans that have not been approved by the Company's security holders.

Other Information

The closing price per share of the Company Stock on June 20, 2016 was $63.82 per share.

ITEM 4—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added section 14A to the Securities and Exchange Act of 1934, which requires that the Company provide its shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers as described in this Proxy Statement under Executive Compensation beginning on page 9, including the Compensation Discussion and Analysis and the accompanying tables and narrative disclosures. This vote is commonly known as “say-on-pay.” Consistent with a majority of the advisory votes cast at the 2011 Annual Meeting and the recommendation of the Company’s Board of Directors, the Company will hold a shareholder advisory vote on the compensation of its named executive officers annually until the next vote on the frequency of such advisory votes, which is expected to occur in 2017.

As described in the Compensation Discussion and Analysis, the goal of the Company’s executive compensation program is to facilitate the creation of long-term value for its shareholders by attracting and retaining superior senior management personnel, and motivate these executive officers to achieve desired Company and individual performance and to appropriately reward that performance, while aligning their interests with the long-term interests of the Company’s shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the named executive officers, as well as the Company’s executive compensation philosophy, policies and practices, all as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is non-binding on the Company, the Board of Directors and the Compensation Committee.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. To the extent there is any significant vote against named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are appropriate to address the concerns of shareholders.

Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

The Board of Directors unanimously recommends that shareholders vote “FOR” advisory approval of the compensation of the named executive officers as described in this Proxy Statement.

OTHER BUSINESS

If any other business properly comes before the Annual Meeting, your proxy may be voted by the persons named in it in their discretion in the manner they deem proper.

At this time, management does not know of any other business that will be presented at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT 2017 ANNUAL MEETING

The Company plans to hold its 2017 Annual Meeting on August 24, 2017. The Company’s bylaws provide that for business to be properly brought before an Annual Meeting by a shareholder, in addition to other applicable requirements, the shareholder must give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2017 Annual Meeting, the notice must be received no later than April 27, 2017. The shareholder’s notice must include:

•	the name and address of the shareholder, as they appear on the Company’s stock transfer books;
•	the class and number of shares of stock of the Company beneficially owned by the shareholder;
•
a representation that the shareholder is a shareholder of record at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolution to be presented and the reasons for wanting to conduct such business; and
•	any interest that the shareholder may have in such business.

The chairman of the Annual Meeting may dismiss any business that a shareholder attempts to bring before an Annual Meeting without complying with these procedures.

If the Company does not receive notice at its principal offices on or before May 15, 2017 of a shareholder proposal for consideration at the 2017 Annual Meeting, the proxies named by the Company’s Board of Directors with respect to that meeting shall have discretionary voting authority with respect to that proposal.

The procedures for nominating a director candidate for consideration by the Governance Committee for the 2017 Annual Meeting are discussed under “Procedures for Shareholder Recommendations of Director Nominees” on page 9.

A proposal that any shareholder desires to have included in the Company’s proxy statement of the 2017 Annual Meeting of shareholders must comply with the SEC’s rules regarding shareholder proposals and be received by the Company no later than March 1, 2017. The notice requirements for bringing business before the 2017 Annual Meeting will be deemed satisfied by a shareholder if the shareholder complies with the SEC’s rules regarding shareholder proposals and that shareholder’s proposal is included in the Company’s proxy statement for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 25, 2016

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the related form of Proxy and the Annual Report to Shareholders may be accessed on the SEC Reports page of the Company’s website at: http://investors.americanwoodmark.com/sec.

By Order of the Board of Directors

M. Scott Culbreth
Secretary

June 29, 2016

Exhibit A

AMERICAN WOODMARK CORPORATION
2016 EMPLOYEE STOCK INCENTIVE PLAN

1.     Purpose. The purpose of this 2016 Employee Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of American Woodmark Corporation (the “Company”) by attracting and retaining employees through the use of stock incentive awards. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interests the Company and its Subsidiaries are and will be largely dependent for the successful conduct of its business. It is also believed that the incentive awards granted to such employees under this Plan will strengthen their desire to remain employed with the Company and its Subsidiaries and will further the identification of those employees’ interests with those of the Company and its Subsidiaries.

The Plan replaces the Second Amended and Restated 2004 Stock Incentive Plan for Employees (the “Prior Plan”), which expired by its terms on July 31, 2016 (the “Prior Plan Expiration Date”). No further awards will be granted under the Prior Plan after the Prior Plan Expiration Date; however, any awards previously granted under the Prior Plan that are outstanding as of the Prior Plan Expiration Date will continue in effect in accordance with their terms and the terms of the Prior Plan.

2.     Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)     “Act” means the Securities Exchange Act of 1934, as amended.

(b)     “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that the Company or appropriate Subsidiary is required to withhold in connection with any Incentive Award.

(c)     “Board” means the Board of Directors of the Company.

(d)     “Change of Control” means the occurrence of any of the following events:

(i)     The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term “unrelated person” means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this Section 2(d), a “person” means an individual, entity or group, as that term is used for purposes of the Act.

(ii)     The consummation of a merger or consolidation of the Company with any other person, other than a merger or consolidation which would result in the beneficial owners of the voting securities of the Company outstanding immediately prior thereto continuing to beneficially own at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iii)    A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors as of the effective date of the Plan (as set forth in Section 12 below), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(iv)    The consummation of a complete liquidation of the Company or of a sale or disposition of all or substantially all of the Company’s assets.

(e)     “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f)     “Committee” means the Compensation Committee of the Board, provided that, if any member of the Compensation Committee does not or would not qualify as an independent director for purposes of applicable law and exchange listing requirements, the Board shall designate the remaining members of the Compensation Committee (but not less than two members) as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(g)     “Company” means American Woodmark Corporation, a Virginia corporation.

(h)     “Company Stock” means common stock of the Company, no par value. In the event of a change in the capital structure of the Company (as provided in Section 15(a)), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i)     “Date of Grant” means the date on which the Committee grants an Incentive Award, or such later date specified by the Committee as the date as of which the grant of the Incentive Award is to be effective.

(j)     “Disability” or “Disabled” shall mean permanent and total disability, unless otherwise defined in an Incentive Award agreement. The Committee shall determine whether a Disability exists, and such determination shall be conclusive.

(k)     “Fair Market Value” means the closing price per share of the Company Stock on the NASDAQ Global Select Market. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.

(l)     “Incentive Award” means (i) a grant of Restricted Stock, (ii) a grant of a Non-statutory Stock Option, (iii) a grant of Restricted Stock Units, (iv) a Performance Grant or (v) a combination thereof.

(m)     “Mature Shares” means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances.

(n)     “Non-statutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option and is so designated. All Options granted under the Plan shall be Non-statutory Stock Options.

(o)     “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(p)     “Participant” means any employee of the Company or a Subsidiary who receives an Incentive Award under the Plan.

(q)     “Performance Criteria” means any of the following: combined net worth; debt to equity ratio; earnings (before or after interest, taxes, deductions, depreciation and/or amortization); revenues; income (before or after taxes); cash flow, including free cash flow; return on total or invested capital, equity, revenue or assets; cost containment or reduction; stock price or stock price appreciation; total stockholder return; sales; margin or margin percentage; expense or expense ratio; turnover in accounts receivable, inventory or employees; employee retention; training compliance; and safety or safety compliance. The financial metrics identified above can be measured on an as reported (GAAP), gross, net, operating or pension adjusted basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth or per-share basis. The metrics may be set on a consolidated, segment, sector, subsidiary, division, or plant basis. The metrics may be measured including or excluding unusual or infrequent items such as restructuring charges, casual losses, insurance recoveries, and other similar items. Any of these metrics also may be based on peer comparisons.

(r)     “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant or grant of Restricted Stock or Restricted Stock Units that relates to one or more Performance Criteria.

(s)     “Performance Grant” means an Incentive Award made pursuant to Section 10.

(t)     “Plan” has the meaning set forth in Section 1.

(u)    “Prior Plan” has the meaning set forth in Section 1.

(v)    “Prior Plan Expiration Date” has the meaning set forth in Section 1.

(w)    “Restricted Stock” means a share of Company Stock that is granted pursuant to the terms of Section 6 and that is subject to the restrictions set forth in Section 6.

(x)     “Restricted Stock Unit” means the right to receive a share of Company Stock (or the value thereof in cash) in the future granted pursuant to the terms of Section 7.

(y)     “Share Reserve” shall have the meaning set forth in Section 4(a).

(z)     “Subsidiary” means any corporation or other entity of which the Company owns, directly or indirectly, at least 50 percent of the combined voting power of all classes of equity securities.

(aa)     “Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

3.     General. The following types of Incentive Awards may be granted under the Plan: Non-statutory Stock Options, Restricted Stock, Restricted Stock Units and Performance Grants.

4.     Share Reserve.

(a)     Subject to Section 15(a) of the Plan, there shall be reserved for issuance under the Plan a number of shares of Company Stock that is equal to (x) the total number of shares of Company Stock that are available for issuance (and not subject to an outstanding award) under the Prior Plan as of the Prior Plan Expiration Date, plus (y) the total number of shares of Company Stock, if any, that are subject to an award that is outstanding under the Prior Plan as of the Prior Plan Expiration Date that subsequently expires, is forfeited, lapses or otherwise terminates unexercised without the issuance of shares (the “Share Reserve”). Shares allocable to Incentive Awards, or portions thereof granted under the Plan, that expire, are forfeited, lapse or otherwise terminate unexercised without the issuance of shares shall not reduce the Share Reserve and may again be subjected to an Incentive Award under the Plan. Shares of Company Stock that are withheld from Incentive Award shares under the Plan in satisfaction of the exercise price of an Incentive Award or in satisfaction of Applicable Withholding Taxes shall reduce the Share Reserve and shall not be subjected to a new Incentive Award under the Plan. Mature Shares delivered to the Company or a Subsidiary in satisfaction of the exercise price of an Incentive Award under the Plan or in satisfaction of Applicable Withholding Taxes shall not increase the Share Reserve. The cash proceeds from Option exercises may not be used to repurchase Company Stock on the open market for reuse under the Plan.

(b)     The Committee is expressly authorized to grant Incentive Awards to a Participant conditioned upon the surrender for cancellation of Incentive Awards previously granted to such Participant under the Plan. However, the Committee is expressly prohibited from repricing a previously granted Option without shareholder approval. For this purpose, “repricing” shall mean directly or indirectly reducing the exercise price of the original Option or exchanging underwater Options for other awards or cash, other than pursuant to Section 15(a) below.

(c)     No more than 100,000 shares of Company Stock may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Taxable Year.

5.     Eligibility.

(a)     All present and future employees of the Company or a Subsidiary (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or a Subsidiary shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the terms and conditions of each Incentive Award.

(b)     The grant of an Incentive Award shall not obligate the Company or any Subsidiary to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6.     Restricted Stock Awards.

(a)     The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when duly accepted in writing by the Participant, shall become the award agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee in its discretion without receipt of consideration from Participants.

(b)     No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s award agreement (which may include rights of repurchase) have lapsed or been removed pursuant to subsection (d) below.

(c)     Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in subsection (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. With respect to dividends, unless otherwise specified in the award agreement, (i) any dividends or other distributions with respect to any outstanding shares of Restricted Stock that are payable in Company Stock shall be subject to the same restrictions as the underlying shares of Restricted Stock; and (ii) any dividends or other distributions payable in cash shall be paid to the Company, and the Company shall credit such dividends, without interest, to an unfunded bookkeeping account for the Participant, which account shall be subject to the same restrictions to which the underlying shares of Restricted Stock are subject, and which shall be distributable in cash upon and to the extent of the lapsing or removal of such restrictions, or forfeitable (as the case may be) upon and to the extent the underlying shares of Restricted Stock are forfeited, subject to Code section 409A. Such bookkeeping account shall be paid, if at all, from the general assets of the Company, and the Participant’s right to receive any amounts credited to such account shall be solely that of an unsecured general creditor of the Company. Any certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement.

(d)     The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in subsection (b) above shall lapse. The terms and conditions shall provide that the minimum restriction period for Restricted Stock shall be one (1) year from the Date of Grant. The terms and conditions may include the achievement of a Performance Goal to the extent that the award is intended to comply with the requirements of Code section 162(m). Such terms and conditions may also include, or the Committee may provide for, the whole or partial lapsing of such restrictions as a result of the disability, death or retirement of the Participant or the occurrence of a Change of Control.

7.     Restricted Stock Unit Awards.

(a)     The Committee may make grants of Restricted Stock Units to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. This notice, when duly accepted in writing by the Participant, shall become the award agreement between the Company and the Participant.

(b)     Restricted Stock Units may be payable in shares of Company Stock or in cash or in any combination thereof, or the Committee may reserve the right in the award agreement to determine the medium of payment at the time of payment. A cash payment of a Restricted Stock Unit shall be equal to the Fair Market Value of a share of Company Stock as of the date of payment. Delivery of Company Stock in payment of Restricted Stock Units may be subject to additional conditions established in the award agreement.

(c)     The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. The minimum vesting period for Restricted Stock Units shall be one (1) year from the Date of Grant. The vesting conditions may include the achievement of a Performance Goal to the extent that the award is intended to comply with the requirements of Code section 162(m). Such conditions may also include, or the Committee may provide for, the whole or partial vesting of such award as a result of the disability, death or retirement of the Participant or the occurrence of a Change of Control.

(d)     A Participant shall not have any of the rights of a shareholder with respect to an award of Restricted Stock Units unless and until shares of Company Stock are issued to the Participant (as evidenced by the issuance of a stock certificate or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such award and all requirements with respect to the issuance of such shares have been satisfied.

(e)     The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Restricted Stock Units. Unless otherwise provided in the award agreement, dividend equivalents shall be credited to the Participant as additional Restricted Stock Units, subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid. Dividends or other distributions paid in Company Stock shall be converted into additional Restricted Stock Units on a share-per-share basis. Dividends or other distributions paid in cash shall be converted into additional Restricted Stock Units by dividing the amount of the dividend or other distribution to which the Participant is entitled by the Fair Market Value of a share of Company Stock on the dividend payment date.

8.     Stock Options.

(a)     The Committee may make grants of Options to eligible employees. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become the stock option agreement between the Company and the Participant.

(b)     The exercise price per share of Company Stock covered by an Option shall not be or (except as provided in Section 15(a)) ever become less than 100% of the Fair Market Value of such share on the Date of Grant.

(c)     Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding Change of Control as the Committee deems appropriate.

(d)     Modification of Options Generally Prohibited.

(i)     Notwithstanding any provision of this Plan or any stock option agreement to the contrary, no Modification shall be made in respect to any Option, if such Modification would result in the Option constituting a deferral of compensation or having an additional deferral feature within the meaning of Treas. Regs. § 1.409A-1(b)(5)(v)(B) or any successor provision.

(ii)     Subject to subsection (iii), a “Modification” for purposes of subsection (i) shall mean any change in the terms of the Option (or change in the terms of the Plan or applicable stock option agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, or an additional deferral feature, or an extension or renewal of the Option, regardless of whether the holder in fact benefits from the change in terms. An extension of an Option refers to the granting to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed. A renewal of an Option is the granting by the Company of the same rights or privileges contained in the original Option on the same terms and conditions.

(iii)     Notwithstanding subsection (ii), it is not a Modification to change the terms of an Option in any of the ways or for any of the purposes specifically described in Treas. Regs. § 1.409A-1(b)(v), or any successor provision, as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

9.     Method of Exercise of Options.

(a)     Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the Committee or the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and any Applicable Withholding Taxes.

(b)     Until the Participant has made any required payment, including any Applicable Withholding Taxes, and the shares are actually issued (as evidenced by the issuance of a stock certificate or by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), he or she shall possess no shareholder rights with respect to the shares. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws.

10.     Performance Grants.

(a)     Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual bonus plan or other similar document. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under all Performance Grants to any Participant in any Taxable Year shall not exceed $2,000,000. In the event of any conflict between a Performance Grant and the Plan, the terms of the Plan shall govern.

(b)     The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(c)     The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during an applicable performance period the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d)     The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e)     Performance Grants will be paid in cash, Company Stock or both, at the time or times as are provided in the Performance Grant. A Performance Grant payable in cash may allow a Participant to elect to receive a payment in Company Stock that has a greater Fair Market Value than the cash award, and the Performance Grant may impose restrictions on the Company Stock issued under the election.

(f)     Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(g)     A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

11.    Withholding Taxes. Each Participant shall agree at the time his or her Incentive Award is granted, and as a condition thereof, to pay to his or her employer, or make arrangements satisfactory to his or her employer regarding the payment of, Applicable Withholding Taxes. No restrictions shall be removed from any Restricted Stock and no shares shall be issued under any other type of Incentive Award until such Applicable Withholding Taxes have been paid or such arrangements have been made. Applicable Withholding Taxes shall be paid in cash, or if the Committee or the award agreement so provides, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company cancel any Restricted Stock or retain that number of shares of Company Stock otherwise issuable under any other type of Incentive Award, in each case that would satisfy all or a specified portion of the statutory minimum required amount of Applicable Withholding Taxes (or such greater amount of Applicable Withholding Taxes as may be permitted by applicable accounting standards without resulting in the classification of the Incentive Award as a “liability” award for accounting purposes), based on the Fair Market Value of such shares on the date of such delivery or cancellation or the date on which shares would otherwise have been issued, as the case may be. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change at any time any such election procedures.

12.     Effective Date of the Plan. The Plan shall be effective as of the date on which it is approved by the shareholders of the Company.

13.     Nontransferability of Incentive Awards. Except as may otherwise be provided by the Committee, Incentive Awards may not be sold, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of by the Participant except by will or by the laws of descent and distribution. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

14.     Termination; Amendment. If not sooner terminated by the Board, this Plan shall terminate at the close of business on July 31, 2026. No Incentive Awards shall be granted under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by applicable law or exchange listing requirements, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 15(a)), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with applicable law and exchange listing requirements. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

15.     Change in Capital Structure.

(a)     In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price and other terms and relevant provisions of Incentive Awards shall be proportionately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Incentive Award or a fractional cent in the exercise price of any unexercised Option, the Committee shall round down the number of shares covered by the Incentive Award and to the nearest whole share and round up the exercise price of any unexercised Option to the nearest whole cent.

(b)     If the Company experiences a Change in Control described in Section 2(d)(ii) or (iv), or is otherwise a party to a consolidation or a merger in which the Company is not the surviving entity (including a reverse merger in which the Company is the surviving entity but the Company Stock is converted into other property or cash), a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, and if the surviving entity or parent thereof does not agree before the occurrence of any such transaction to continue and assume the outstanding Incentive Awards under the Plan, or if the Incentive Awards would not continue for any other reason after the consummation of such transaction, then, upon the consummation of such transaction (or sufficiently in advance of the consummation of such transaction if necessary or appropriate to allow the Participants to realize the intended benefits of such awards), the Committee may take such actions with respect to outstanding Incentive Awards as it deems appropriate, including without limitation providing for the immediate vesting of any such award, the removal of any restrictions with respect to any such award, or the payment or settlement of any such award in cash; provided, however, that if any such Incentive Award vests or is payable subject to the attainment of Performance Goals and if the applicable performance period has not ended as of the date of such transaction, then such Incentive Award shall vest upon the consummation of such transaction either (i) on a pro-rata basis based on target performance and the Participant’s days of service during the entire performance period, or (ii) based on actual performance through the date of such transaction, as determined by the Committee.

(c)     Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

16.     Administration of the Plan.

(a)     The Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award as the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the power and complete discretion to determine: (i) which eligible employees shall receive Incentive Awards and the time or times when Incentive Awards shall be granted; (ii) the treatment of Incentive Awards upon consummation of a transaction described in Section 15(b) above; (iii) the number of shares of Company Stock to be covered by each Incentive Award; (iv) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested; (v) when Options may be exercised; (vi) whether a Disability exists; (vii) the manner in which payment of the exercise price will be made upon the exercise of Options; (viii) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted; (ix) the manner in which payment of Applicable Withholding Taxes will be made; (x) the terms and conditions applicable to Restricted Stock and Restricted Stock Unit awards, including the establishment of Performance Goals; (xi) the terms and conditions on which restrictions upon Restricted Stock shall lapse or be removed and on which Restricted Stock Units shall vest and be paid; (xii) the extent to which any Performance Criteria shall be used and weighted in determining achievement of Performance Goals; (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan; (xiv) the extent to which information shall be provided to Participants about available tax elections; and (xv) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required as provided in Sections 14 or 15(c) or if such amendment is for the purpose of complying with applicable law and exchange listing requirements.

(b)     The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee may delegate any of its powers or duties hereunder to any subcommittee or any employee or employees of the Company, provided it shall not delegate authority to grant Incentive Awards except as permitted by applicable law and exchange listing requirements.

(c)     A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

17.     Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.     Interpretation. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction.

19.     Code Section 409A. The Plan and all Incentive Awards granted under the Plan are intended to comply in all respects with any applicable requirements of Code sections 409A(a)(2) through (4) and all regulations issued thereunder, and shall be interpreted for all purposes in accordance with this intent.

20.    Recovery of Awards. Any Incentive Award shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company, pursuant to any requirement of law or any exchange listing requirement related to clawback or other recovery of compensation.

AMERICAN WOODMARK CORPORATION™

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

	For	Withhold		For	Withhold		For	Withhold
01 - Andrew B. Cogan	☐	☐	02 - Martha M. Dally	☐	☐	03 - James G. Davis, Jr.	☐	☐
04 - S. Cary Dunston	☐	☐	05 - Kent B. Guichard	☐	☐	06 - Daniel T. Hendrix	☐	☐
07 - Carol B. Moerdyk	☐	☐	08 - David W. Moon	☐	☐	09 - Vance W. Tang	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.

/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

02E4YC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — AMERICAN WOODMARK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 25, 2016, AT 9:00 A.M., AT THE HOLIDAY INN, 333 FRONT ROYAL PIKE, WINCHESTER, VIRGINIA.

The undersigned hereby appoints Martha M. Dally and James G. Davis, Jr. (each with power to act alone and with power of substitution) as proxies, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of Common Stock of American Woodmark Corporation held of record by the undersigned on June 20, 2016, at the Annual Meeting of shareholders to be held on August 25, 2016, at 9:00 a.m., at The Holiday Inn, 333 Front Royal Pike, Winchester, Virginia, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4, and in the proxies' discretion on any other matters coming before the meeting.